# LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT dated July 10, 2018 (the "**Commencement Date**"), and is

BETWEEN:

> **RepliCel Life Sciences Inc.**, a corporation incorporated under the laws of British Columbia, having an office at Suite 900, 570 Granville Street, Vancouver, British Columbia, V6C 3P1, CANADA
>
> ("**RepliCel**", or "**Licensor**")

AND:

> **YOFOTO (China) Health Industry Co. Ltd.**, a corporation incorporated under the laws of People's Republic of China, having an office at YOFOTO Health Industrial Park, Yinzhou District, Ningbo, 315153, PEOPLE'S REPUBLIC OF CHINA
>
> ("**YOFOTO**" or "**Licensee**")

WHEREAS:

A. RepliCel has been engaged in research during the course of which it has invented and developed the Licensed Technology.

B. YOFOTO is seeking from RepliCel access to and an exclusive right to use the Licensed Technology (within the Licensed Territories and the Licensed Fields of Use) to obtain Regulatory Approvals for the Licensed Products and then to make, and have made, Licensed Products with a view to selling the Licensed Products in the Licensed Territories during the Term of this Agreement.

C. As Licensed Patent Rights are issued, RepliCel shall assign these Licensed Patent Rights to the BC Subsidiary. All assignments will be subject to reversion to RepliCel in case of certain Reversion Events.

NOW THEREFORE THIS AGREEMENT EVIDENCES that the Parties covenant and agree as follows:

## ARTICLE 1
## DEFINITIONS AND INTERPRETATION

1.1 **Definitions.** In this Agreement, unless a contrary intention appears, the following capitalized words and phrases shall have the meaning immediately following that word or phrase:

(a) "**Accounting**" means an accounting statement in a form approved by the Parties setting out in detail how the amount of Revenue was determined;

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(b) "**actual knowledge of RepliCel**" means the actual (not constructive) knowledge of the officers of RepliCel, without having undertaken any inquiries or searches with respect to the applicable subject matter;

(c) "**Affiliates**" means any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person and for greater certainty includes a subsidiary. For the purposes of this definition, a Person "controls" another Person, if that Person directly or indirectly possesses sufficient voting rights (whether through ownership of shares, by contract or otherwise) which are freely exercisable without penalty or disadvantage to that Person to elect that number of directors that is capable of passing resolutions with respect to the conduct of the business or affairs of that other Person except business or affairs which by law must be determined by shareholders, and "controlled by" and "under common control with" have corresponding meanings;

(d) "**After-Acquired Third-Party IP**" means: (a) any intellectual property right of a third party (i.e., other than Licensee or RepliCel as the case may be) which a Party acquires access to, or, control of, after the Commencement Date; and (b) any intellectual property right of a third party that a Party (or a subsequent acquirer) acquires or has access to, by way of the merger or acquisition of such Party, provided that, for the Licensee, the intellectual property right acquired by RepliCel is materially relevant to Licensee to use the Licensed Technology within the Licensed Territories and the Licensed Fields of Use and, for RepliCel, the intellectual property right acquired by Licensee is materially relevant to RepliCel outside the Licensed Territories and outside the Licensed Fields of Use or within the Licensed Territories and outside the Licensed Fields of Use;

(e) "**Agreement**" means this agreement and all schedules attached to the agreement and any supplement or amendment from time to time agreed to by the Parties in writing, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby", and other similar expressions refer to this Agreement, and unless otherwise indicated, any reference in the Agreement to an Article, Section, subsection, paragraph, subparagraph, or Schedule is to an Article, Section, subsection, paragraph, subparagraph, or Schedule of the Agreement;

(f) "**Ancillary Agreement**" has the meaning set out in Section 19.1(c) of this Agreement;

(g) "**Approved Sublicensee**" has the meaning set out in Section 4.2 of this Agreement;

(h) "**BC Subsidiary**" means a British Columbia corporation incorporated by and wholly owned by Licensee;

(i) "**CDC**" has the meaning as set out in Section 6.1(a) of this Agreement;

(j) "**CDC Deadlines**" has the meaning as set out in Section 7.1 of this Agreement;

(k) "**CFDA**" means the agency currently known as the China Food and Drug Administration (or any successor or similar national regulatory body);

(l) "**Commencement Date**" has the meaning set forth on the front page of this Agreement;

(m) "**Commercial Launch**" means the first date on which a Licensed Product is Sold;

(n) "**Confidential Information**" means any part of the Information which is designated by RepliCel as confidential, whether orally or in writing or would be considered by the Parties (acting reasonably) as confidential, but excluding any part of the Information:

(i) possessed by Licensee prior to receipt from RepliCel, other than through prior disclosure by RepliCel, as evidenced by Licensee's business records,

(ii) published or available to the general public otherwise than through a breach of this Agreement,

(iii) obtained by Licensee from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to RepliCel, or

(iv) independently developed by employees, agents or consultants of Licensee who had no knowledge of or access to RepliCel's Information as evidenced by Licensee's business records;

(o) "**Contract Year**" means the twelve (12) month period commencing on the Commencement Date and on each annual anniversary of that date thereafter during the Term of this Agreement, and any stub period thereof through to the expiration or termination of the Agreement;

(p) "**End User**" means the entity which provides the Licensed Product to a patient;

(q) "**Force Majeure Event**" has the meaning set out in Section 22.1 in this Agreement;

(r) "**Gross Consideration**" means cash and non-cash consideration, including all revenues, receipts, monies, and the fair market value of all other consideration directly or indirectly due, collected or received whether by way of cash or credit or any barter, benefit, advantage, or concession received by Licensee or other transferor, including any Sublicensee, related to the Sale or other disposition of a Licensed Product in the Licensed Territories. Any Sale not made at arm's length and at fair market value shall be deemed to have been made at the greater of (i) fair market value, and (ii) actual consideration, and that deemed amount for that Sale shall be used for the purposes of calculating Gross Consideration from that Sale;

(s) "**Gross Product Sales**" means the Gross Consideration from the Sale of Licensed Products;

(t) "**Human Clinical Trials**" has the meaning as set out in Section 11.3(a) of this Agreement;

(u) "**Improvements**" means any technology, whether patentable or not, acquired, created or developed by a Party, an Affiliate, an Approved Sublicensee or anyone or more of them, at any time after the Commencement Date, developed from or relying on the Licensed Technology, including After-Acquired Third Party IP;

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(v) "**Information**" means any and all Licensed Technology, the terms and conditions of this Agreement, and any and all oral, written, electronic or other communications and other information disclosed or provided by the Parties including any and all analyses or conclusions drawn or derived therefrom regarding this Agreement and information developed or disclosed hereunder, or any Party's raw materials, processes, formulations, analytical procedures, methodologies, Licensed Products, samples and specimens or functions;

(w) "**Issued Patents**" has the meaning as set out in Section 19.1 of this Agreement;

(x) "**License**" has the meaning as set out in Section 3.1 of this Agreement;

(y) "**Licensed Fields of Use**" with respect to each Licensed Product means solely:

(i) RCS-01: anti-aging skin rejuvenation purposes,

(ii) RCT-01: tendon repair purposes, and

(iii) RCI-02: aesthetic injections (excluding all uses for hair);

(z) "**Licensed Know-How**" means RepliCel's rights in any technical data, formulae, standards, technical information, standard operating procedures, specifications, processes, methods, raw materials, as well as all information, knowledge, assistance, trade practices and secrets, and Improvements thereto, divulged, disclosed, or in any way communicated to Licensee under this Agreement as it relates, directly or indirectly, to the Licensed Technology, unless such information was, at the time of disclosure, or thereafter becomes part of the general knowledge or literature which is generally available for public use from other lawful sources (the burden of proving that any information disclosed hereunder is not Licensed Know-How shall rest on Licensee);

(aa) "**Licensed Patent Rights**" means RepliCel's rights to:

(i) the patents and patent applications described in Schedule A to this Agreement,

(ii) all divisionals, continuations, and such claims of continuations-in-part as are entitled to claim priority to the aforesaid patents and/or patent applications, and all reissues, reexaminations, extensions thereof, and

(iii) any patents that issue with respect to the aforesaid patent applications.

From time to time during the Term of the Agreement, upon written agreement by both Parties, Licensee and RepliCel shall update the list of all patent applications and patents within the Licensed Patent Rights;

(bb) "**Licensed Product**" means a product whose manufacture, use, Sale, offer for sale or import is undertaken through the use in whole or in part of any aspect of the Licensed Technology and includes all products manufactured, sold or imported using the Issued Patents;

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(cc) "**Licensed Technology**" means any and all Licensed Patent Rights and Licensed Know-How developed, licensed, or acquired, prior to the Commencement Date, by RepliCel or Licensee relating to the technology described in Schedule A to this Agreement, and all other Improvements developed or acquired by RepliCel subsequent to the Commencement Date by operation of this Agreement, subject to inclusion of these Improvements in accordance with Section 2.2;

(dd) "**Licensed Territories**" means Greater China (namely, Mainland China, Hong Kong, Macau and Taiwan);

(ee) "**Licensee Clinical Data**" has the meaning as set out in Section 3.7(a) of this Agreement;

(ff) "**Licensee Improvements**" has the meaning as set out in Section 3.8 of this Agreement;

(gg) "**Losses**" has the meaning as set out in Section 16.1 of this Agreement;

(hh) "**Milestones**" means the milestones for commercialization of the Licensed Products set out in Schedule D to this Agreement;

(ii) "**Milestone Deadlines**" means the deadlines established for the Milestones;

(jj) "**Milestone Payment**" has the meaning as set out in Section 5.2(b) of this Agreement;

(kk) "**Out of Licensee's Control**" means a Force Majeure Event has occurred which delays or prohibits the Licensee from completing a Phase 2 Clinical Trial (or any part of the Human Clinical Trials) within the time frames provided in this Agreement, which Force Majeure Event is in no way materially related to a lack of Licensee's own commercially reasonable efforts to complete, prepare for, or procure approvals for such trials and shall include any government or regulatory authority's decision to halt or delay such trials, or a change to legislation or regulatory procedures, which negatively affects the ability of the Licensee to complete such trials;

(ll) "**Party**" means either RepliCel or YOFOTO and "**Parties**" means both of them;

(mm) "**Patent Assignment**" has the meaning set out in Section 19.2 of this Agreement;

(nn) "**Person**" means any natural person, sole proprietorship, partnership, corporation, trust, joint venture, any governmental authority or any incorporated or unincorporated entity or association of any nature;

(oo) "**Phase 2 Clinical Trial**" means a Human Clinical Trial that would satisfy the requirements for a Phase 2 study as defined in relevant legislation of the applicable Licensed Territory;

(pp) "**Program Funding**" has the meaning set out in Section 5.3 of this Agreement;

(qq) "**Put**" has the meaning set out in Section 7.6 of this Agreement;

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(rr) **"RCI-02"** has the meaning as set out in Schedule A to this Agreement and includes the related Licensed Know-How;

(ss) **"RCS-01"** has the meaning as set out in Schedule A to this Agreement and includes the related Licensed Know-How;

(tt) **"RCT-01"** has the meaning as set out in Schedule A to this Agreement and includes the related Licensed Know-How;

(uu) **"Related Sublicensees"** means Sublicensees who are Affiliates of Licensee;

(vv) **"Regulatory Approvals"** means approvals from all applicable regulatory authorities in the Licensed Territories, including without limitation, the CFDA, to conduct any and all of the obligations outlined in this Agreement including those related to conduct of Human Clinical Trials, the manufacturing of the Licensed Products and marketing and Selling the Licensed Products in the Licensed Territories;

(ww) **"RepliCel Clinical Data"** has the meaning as set out in Section 3.7(b) of this Agreement;

(xx) **"RepliCel Indemnitee"** has the meaning as set out in Section 16.1 of this Agreement;

(yy) **"RepliCel Trade-marks"** means any mark, prohibited mark, trade-mark, service mark, logo, insignia, seal, design, symbol, or device, whether registered or unregistered, used by RepliCel in any manner whatsoever;

(zz) **"Representatives"** has the meaning as set out in Section 12.5 of this Agreement;

(aaa) **"Revenue"** means Gross Product Sales. Where any Revenue is derived from a country in the Licensed Territories it shall be converted to the equivalent in Canadian dollars on the date Licensee or other transferor is deemed to have received such Revenue pursuant to the terms hereof at the rate of exchange set by HSBC Bank Canada for buying such currency. The amount of Canadian dollars pursuant to such conversion shall be used for the purposes of stating Revenue;

(bbb) **"Reversion Assignment"** has the meaning set out in Section 19.4 of this Agreement;

(ccc) **"Reversion Events"** has the meaning set out in Section 19.3 of this Agreement;

(ddd) **"Royalty"** has the meaning as set out in Section 5.1(a) of this Agreement, as amended by this Agreement;

(eee) **"Royalty Due Date"** means the last working day of March, June, September and December of each and every year during which this Agreement or the obligation to pay royalties or other amounts under this Agreement remains in force and effect;

(fff) **"Sales Target"** has the meaning as set out in Section 5.1(b)(i) of this Agreement;

(ggg) **"Securities Purchase Agreement"** has the meaning as set out in Section 5.2(a) of this Agreement;

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(hhh) "**Sell, Sale or Sold**" means any usage allowance, rental, lease, or other transfer or disposition of Licensed Products to an End User for which consideration is received or due to the End User, whether the Licensee, a Sublicensee, or other transferor. Consideration from a Sale of Licensed Products shall be deemed due at the time the End User invoices, delivers, provides, makes accessible, ships, or receives payment therefor, whichever is the first to occur;

(iii) "**Selling Sublicensee**" has the meaning set out in Section 4.1(a);

(jjj) "**Subcommittee**" and "**Subcommittees**" has the meaning as set out in Section 6.1(a) of this Agreement;

(kkk) "**Subject Shares**" means 5,357,900 RepliCel shares purchased by the Licensee under the Securities Purchase Agreement;

(lll) "**Sublicense**" means any agreement or arrangement, written or otherwise, pursuant to which Licensee grants to a Sublicensee, the rights identified in Section 4.1;

(mmm) "**Sublicensee**" means any entity to which an express Sublicense has been granted in accordance with the provisions of this Agreement and includes a Selling Sublicensee, Related Sublicensee and an Approved Sublicensee. For clarity, a third party wholesaler or distributor who has no significant responsibility for marketing and promotion of the Licensed Product within its distribution territory or field (i.e., the third party simply functions as a reseller), and who does not pay any consideration to Licensee for such wholesale or distributor rights, shall not be deemed a Sublicensee; and the resale by such a wholesaler or distributor shall not be treated as Royalty bearing Gross Product Sales by a Sublicensee provided that a Royalty is being paid by Licensee for the initial transfer to the wholesaler or distributor pursuant to Section 5.1 of this Agreement; and

(nnn) "**Technology Transfer**" has the meaning as set out in Section 3.2 of this Agreement; and

(ooo) "**Term**" has the meaning as set out in Section 3.2 of this Agreement.

1.2 The following are the Schedules to the Agreement:

| | |
|---|---|
| Schedule A | LICENSED PATENT RIGHTS |
| Schedule B | SUBLICENSING |
| Schedule C | CO-DEVELOPMENT COMMITTEE |
| Schedule D | MILESTONES |
| Schedule E | PUT PROCEDURE |
| Schedule F | FORM OF PATENT ASSIGNMENT |
| Schedule G | FORM OF REVERSION PATENT ASSIGNMENT |
| Schedule H | TECHNOLOGY TRANSFER PLAN |
| Schedule I | FORM OF ANCILLARY AGREEMENT |

1.3 Unless otherwise indicated, all dollar amounts referred to in the Agreement are in Canadian dollars.

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1.4 Marginal headings as used in this Agreement are for the convenience of reference only and do not form a part of this Agreement and are not be used in the interpretation hereof.

1.5 Whenever the singular or masculine or neuter is used throughout this Agreement the same shall be construed as meaning the plural or feminine or body corporate when the context or the Parties hereto may require.

**ARTICLE 2**
**PROPERTY RIGHTS TO TECHNOLOGY AND IMPROVEMENTS**

2.1 **Ownership.** Unless otherwise provided for in this Agreement, RepliCel owns any and all right, title and interest in and to the Licensed Technology, including the Licensed Patent Rights, and any and all Improvements to the Licensed Technology and the Licensed Patent Rights. Notwithstanding the assignment provisions of Article 19, the Parties hereby confirm, acknowledge and agree that RepliCel shall retain the right to grant any licenses and rights to the Issued Patents other than those exclusive rights and licenses granted to the Licensee hereunder.

2.2 **Improvements.** Each of RepliCel and Licensee shall disclose in writing to the other Party the details of all Improvements as they relate to the Licensed Technology, within forty-five (45) days of such Improvements being made or acquired. In the event RepliCel makes such Improvements, Licensee shall be given first opportunity to elect to include RepliCel Improvements within the License without any additional royalties or fees payable by Licensee to RepliCel. Such election shall be exercised by written notice from Licensee to RepliCel within ninety (90) days following RepliCel's disclosure, or such other period mutually agreed upon by the Parties. In the event Licensee makes Improvements, the treatment of Licensee's Improvements is addressed in Section 3.8. If RepliCel applies for patent protection over the RepliCel Improvements, such patent applications will be included within the License of the Licensed Patent Rights and will be subject to the assignment provisions of Article 19, once the Licensed Patent Rights become Issued Patents.

**ARTICLE 3**
**GRANT OF LICENSES AND COLLABORATION**

3.1 **License.** In consideration of the covenants on the part of Licensee contained in this Agreement, including payment of the royalties, fees, and other consideration provided in this Agreement, and subject to the terms and conditions of this Agreement, RepliCel hereby grants to Licensee, during the Term of this Agreement, an exclusive right and license to use the Licensed Technology (and Improvements included therein pursuant to Section 2.2) to:

(i) make or have made the Licensed Products, and

(ii) use, sell, offer to sell, market and import Licensed Products,

in the Licensed Fields of Use only and in the Licensed Territories only.

(collectively, the "**License**").

3.2 **Technology Transfer.** RepliCel shall use commercially reasonable efforts to transfer Licensed Know-How and Confidential Information (both within the Licensed Fields of Use) to Licensee in

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accordance with the timeframes set out in the technology transfer plan set out in Schedule H, as may be amended by the Parties from time to time. Each transfer of Licensed Know-How and Confidential Information by RepliCel to Licensee shall be considered a "**Technology Transfer**". Licensee shall be responsible for all costs for the Technology Transfers in accordance with Section 5.3 and shall include the reasonable expenses of RepliCel (which expenses shall exclude any per diem rates and personnel costs of RepliCel) but exclude the costs of any third parties required or engaged by RepliCel to complete such Technology Transfer.

3.3 **Reservation of Rights**. Notwithstanding the exclusivity of the license granted to Licensee pursuant to Section 3.1, RepliCel hereby reserves such non-exclusive rights to the Licensed Technology as are necessary or useful for the performance of RepliCel's obligations hereunder. RepliCel hereby reserves the exclusive (even as to Licensee) right to practice and grant licenses under the Licensed Technology for all purposes other than those explicitly set forth in Section 3.1. Without limiting the generality of the foregoing, RepliCel specifically reserves the exclusive right to practice and grant licenses under the Licensed Technology:

(a) to research, develop, use, sell, have sold, offer for sale, import and commercialize products outside the Licensed Territories and outside the Licensed Fields of Use for any and all purposes;

(b) to research, develop, use, sell, have sold, offer for sale, import and commercialize products inside the Licensed Territories and outside the Licensed Fields of Use; and

(c) to utilize After Acquired Third Party IP for any and all purposes except for the Licensed Fields of Use in the Licensed Territories.

3.4 **Further Covenants**. Licensee hereby covenants not to practice, and not to permit or cause any Affiliate, Sublicensee or other third party to practice, any Licensed Technology for any purpose other than as expressly authorized in this Agreement.

3.5 **Collaboration.** Following the Technology Transfer, the Parties shall collaborate to prepare the Licensed Products for commercialization in the Licensed Territories in accordance with Article 6.

3.6 **No other rights.** Except as specifically set forth in this Agreement, Licensee shall not acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any Licensed Patent Rights owned or controlled by RepliCel or in any RepliCel technology or intellectual property rights that are not part of the Licensed Technology. Neither Licensee nor its Affiliates or Sublicensees shall use or practice any Licensed Technology except as expressly licensed by RepliCel under the terms of this Agreement. Any rights in the Licensed Technology not expressly granted to Licensee under this Agreement are retained by RepliCel.

3.7 **Clinical Data License.**

(a) In exercising its rights and obligations under this Agreement, Licensee may create clinical data and clinical trials results and related protocols, specifications, papers or other materials in connection with such clinical testing in the Licensed Territories (the "**Licensee Clinical Data**"). Licensee shall disclose to RepliCel any Licensee Clinical Data within thirty (30) days of receipt or creation of the same. Licensee shall own all right,

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title and interest in and to any Licensee Clinical Data. Licensee hereby grants (and agrees to grant) to RepliCel the royalty free, exclusive (except with respect to Licensee), and perpetual right and license (with the right to further sublicense) to use, practice, and exploit such Licensee Clinical Data in research and in countries outside of the Licensed Territories and inside the Licensed Territories outside the Licensed Fields of Use (with Licensee retaining all the rights to use, practice, and exploit such Licensee Clinical Data in the Licensed Territories) without any additional royalties or fees payable to Licensee.

(b) RepliCel may create clinical data, clinical trials results and related protocols, specifications, papers or other materials related to the Licensed Technology ("**RepliCel Clinical Data**"). RepliCel shall own all right, title and interest in and to any RepliCel Clinical Data. RepliCel grants (and agrees to grant) Licensee a royalty free, exclusive (except with respect to RepliCel), and perpetual right and license (with the right to further sublicense) to use, practice, and exploit such RepliCel Clinical Data, in the Licensed Territories and within the Licensed Fields of Use (with RepliCel retaining all the rights to use, practice, and exploit such RepliCel Clinical Data in countries outside of the Licensed Territories and within the Licensed Territories and outside the Licensed Fields of Use) without any additional royalties or fees payable to RepliCel.

3.8 **Ownership of Licensee Improvements and Assignments**. In exercising its rights and obligations under this Agreement, Licensee may make or create Improvements as outlined in Section 2.2. All such Improvements shall be owned by Licensee solely within the Licensed Territories (the "**Licensee Improvements**"). Licensee hereby assigns (and agrees to assign) Licensee Improvements outside the Licensed Territories to RepliCel. Licensee further hereby assigns (and agrees to assign) all ownership in the RepliCel Clinical Data to RepliCel. RepliCel hereby assigns (and agrees to assign) any right, title or interest it may obtain in the Licensee Clinical Data and any Licensee Improvements to the Licensed Technology (within the Licensed Territories and within the Licensed Fields of Use) to Licensee. Each of RepliCel and Licensee (as assignor) agrees to provide assignments from any employee, consultant, or third party who may obtain rights in the assets of the other Party. Each assignor shall, at the request of the assignee, provide such information, do such additional things, enter into such further agreements and execute any and all documents (or cause its employees, consultants, third parties and to do the same) as may be required to ensure that ownership of the applicable asset remains with the applicable assignee. RepliCel shall not file patent applications over any Licensee Improvements in the Licensed Territories and Licensee shall not file patent applications over any Licensee Improvements outside of the Licensed Territories. If either Party files any patent applications over any Licensee Improvements contrary to this Agreement, such Party shall do all things and take all steps as may be necessary as to effect the transfer and assignment of the same to the other Party, in accordance with this Agreement.

3.9 **License to Licensee Improvements**. If the License becomes non-exclusive for any Licensed Product or the Issued Patents for a Licensed Product revert to RepliCel, in accordance with the terms of this Agreement, Licensee grants (and agrees to grant) RepliCel a royalty free, exclusive (except with respect to Licensee) perpetual, right and license (with the right to further sublicense) to use, practice, and exploit such Licensee Improvements in the Licensed Territories and within the Licensed Fields of Use.

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## ARTICLE 4
## GRANT OF SUBLICENSING RIGHTS

4.1 **Sublicenses.** In further consideration of the covenants on the part of Licensee contained in this Agreement, including payment of the royalties, fees, and other consideration provided in this Agreement, and subject to the terms and conditions of this Agreement, RepliCel hereby grants to Licensee, during the Term of this Agreement:

(a) the right and license to Sublicense the right to use the Licensed Technology and the Issued Patents (within the Licensed Territories and the Licensed Field of Use) to a third party solely for the purposes of selling, marketing and importing the Licensed Products ("**Selling Sublicensee**"); and

(b) the right and license to Sublicense all of the licensed rights under the License and the Issued Patents solely to Related Sublicensees,

only upon: (i) disclosure to RepliCel of requested information related to such a party; (ii) the prior written approval of RepliCel of such party, such approval to be provided on a timely basis and not to be unreasonably withheld; and (iii) compliance with the provisions of Schedule B.

4.2 **Approved Sublicensee.** After commercialization of a Product, the Parties agree that Licensee may from time to time request RepliCel to approve a third party sublicensee to be provided the right to make, have made, manufacture, further develop or improve the Licensed Technology, the Issued Patents and the Licensed Products (within the Licensed Territories and within the Field of Use) on terms and conditions to be mutually agreed by the Parties acting reasonably (an "**Approved Sublicensee**"). RepliCel may approve an Approved Sublicensee at its sole discretion.

## ARTICLE 5
## ROYALTIES, FEES, AND OTHER CONSIDERATION

5.1 **Royalties and Sales Targets.**

(a) Running Royalty. With respect to the Sale of Licensed Products directly by Licensee, within forty-five (45) days of each respective Royalty Due Date, Licensee shall pay RepliCel, as royalties, three percent (3.0%) of the Revenue attributed to such Sales ("**Royalty**") calculated with respect to Revenue in the three (3) calendar month period ending with the applicable Royalty Due Date.

(b) Sales Targets. Licensee acknowledges and agrees that increasing Sales for the Licensed Products is of paramount importance to RepliCel. Accordingly, the Parties agree that:

(i) within ninety (90) days of the Commercial Launch of a Licensed Product, RepliCel and Licensee shall establish commercially reasonable sales targets for such Licensed Product ("**Sales Target**"). If the Parties fail to establish a Sales Target within such ninety (90) day period, the Parties shall submit the matter to arbitration in accordance with Section 20.2 (excluding the provisions regarding resolution of the dispute prior to arbitration). The fees for the arbitrator and fees directly payable to the HKIAC shall be borne by the Parties equally.

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(ii) If Licensee fails to achieve the applicable Sales Target in three (3) of the five (5) years from Commercial Launch: (A) the Royalty in respect of such Licensed Product shall increase to five percent (5.0%) for all future sales of such Licensed Product commencing when it is determined, on a mathematical basis, that the Sales Target for such Licensed Product is unachievable, such date being the "**Increased Royalty Date**"; and (B) for the period prior to the Increased Royalty Date, Licensee shall make a payment to RepliCel which represents the total amount of Royalties that RepliCel would have earned for such period (calculated at the three percent (3.0%) royalty rate) had the Sales Target, for the applicable Licensed Product, been met **less** the actual total amount of Royalties paid by Licensee for such period.

5.2 **Non-Running Royalty Fees and Payments.** The Licensee shall pay RepliCel the following additional fees and payments:

(a) Initial Investment. Licensee will make an initial investment in RepliCel in accordance with the Private Placement Agreement between RepliCel and Licensee dated as of the Commencement Date ("**Securities Purchase Agreement**").

(b) Milestone Payments. Subject to Section 7.5, Licensee shall make the following Milestone payments (each a "**Milestone Payment**") to RepliCel:

(i) with respect to RCS-01:

A. $1,000,000 upon completion of Phase 2 Clinical Trial;

B. $1,000,000 upon the first Regulatory Approval to market the Licensed Product in any of the Licensed Territories; and

C. $500,000 when Licensee achieves $1,000,000 in Gross Product Sales of RCS-01;

(ii) with respect to RCT-01:

A. $500,000 upon completion of Phase 2 Clinical Trial;

B. $500,000 upon the first Regulatory Approval to market the Licensed Product in any of the Licensed Territories; and

C. $250,000 when Licensee achieves $1,000,000 in Gross Product Sales of RCT-01; and

(iii) with respect to RCI-02:

A. $500,000 upon the first Regulatory Approval to market the Licensed Product in any of the Licensed Territories; and

B. $500,000 when Licensee achieves $1,000,000 in Gross Product Sales of RCI-02.

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5.3 **Technology Transfer/Commercialization Payments.** Licensee commits to fund the Technology Transfer (in accordance with Section 3.2), Regulatory Approvals, costs for Human Clinical Trials (including, without limitation, the Phase 2 Clinical Trials) and all other costs to commercialize the Licensed Products at a minimum level of $7,000,000 over five (5) years starting from the Commencement Date (the "**Program Funding**"), with a maximum of $2,000,000 to be spent on facility construction, laboratory or hardware costs and a minimum of $5,000,000 on Technology Transfer and costs for Human Clinical Trials and Regulatory Approvals. Except for the parameters set forth above, the application and allocation of the funds to the Program Funding shall be in the sole discretion of the Licensee. For greater certainty, costs of the Technology Transfer Plan shall not include payment of any per diem rates or costs of personnel provided by RepliCel.

**ARTICLE 6**
**CO-DEVELOPMENT COMMITTEE**

6.1 **Co-Development Committee.**

(a) Promptly after the Commencement Date, the Parties shall establish a Co-Development Committee ("**CDC**") to oversee the Technology Transfer and to promote collaboration of the Parties in respect of the development and marketing of the Licensed Products in the Licensed Territories. The CDC may choose to create subcommittees to deal with various aspects of collaboration between the Parties (each a "**Subcommittee**", collectively, "**Subcommittees**").

(b) The CDC and/or the relevant Subcommittee, as appropriate, shall consider and advise on the appropriate activities to be undertaken by the Parties, along with a budget for such activities. Such advice shall be considered in good faith by the Parties but shall not be binding on either of the Parties, unless and until the Parties mutually agree to such advice in writing.

(c) The Parties shall each appoint members to the CDC and any Subcommittees created by the CDC. The initial CDC shall be comprised of the individuals appointed within ninety (90) days of the Commencement Date. A Party may change its CDC members by providing written notice to the other Party.

(d) In collaboration with the Parties, the CDC shall advise the Parties on scientific, clinical, regulatory and development issues for the Licensed Products.

(e) The CDC shall make best efforts to meet in-person at least twice a year ("**Regular Meeting**") (for example, in May and November) unless otherwise agreed to by the Parties and shall meet by telephone conference as often as is required to address the obligations in this Agreement. At the Regular Meeting, each Party shall make a report on the status of the collaboration, and creation of any Improvements.

**ARTICLE 7**
**COMMERCIALIZATION REQUIREMENTS**

7.1 **Licensee Efforts.** Licensee shall use diligent and commercially reasonable efforts to create demand for, promote, market and Sell Licensed Products, and utilize the Licensed Technology

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and the Issued Patents, to meet or cause to be met the market demand for Licensed Products and the utilization of the Licensed Technology and the Issued Patents, and to make Licensed Products commercially available in the Licensed Fields of Use in the Licensed Territories.

7.2 **Licensee Obligations.** Licensee shall:

(a) use commercially reasonable efforts to meet the Milestones in accordance with the Milestone Deadlines set out in Schedule D;

(b) within ninety (90) days of the execution of this Agreement, and thereafter on an annual basis on request from RepliCel (but for greater clarity shall be no more than once per calendar year), deliver to RepliCel a true and accurate written report and commercialization plan within ninety (90) days after the request was received, such report to be certified by an officer of Licensee, that summarizes:

(i) Licensee's development and commercialization plans with respect to Licensed Products,

(ii) Licensee's efforts and accomplishments during the past Contract Year to diligently commercialize Licensed Products; and

(iii) a proposed Budget for effecting such plan for the next Contract Year, and a financial statement reporting actual amounts spent by Licensee in accordance with Section 5.3.

(c) use diligent and commercially reasonable efforts to perform and complete the plans described from time to time in the most current report submitted by Licensee to RepliCel pursuant to Section 7.2(b) above, always with a view to completing the Milestones in accordance with the Milestone Deadlines set out in Schedule D.

7.3 **Regulatory Approvals.** The Licensee shall manage all aspects of submissions to regulatory authorities in the Licensed Territories to obtain Regulatory Approvals. Licensee shall provide the CDC and RepliCel with copies of all submissions to regulatory authorities.

7.4 **Manufacturing and Supply of Licensed Product in the Licensed Territories.** The Parties understand that:

(a) Licensee has manufacturing expertise that may be leveraged in order to manufacture the Licensed Products.

(b) If Licensee obtains the Regulatory Approvals to manufacture, package, and label the Licensed Products in the Licensed Territories, Licensee shall assume all costs for building the manufacturing facility and manufacturing the Licensed Products, including without limitation, third party costs to transfer manufacturing to the Licensed Territories. Such costs shall not be calculated, in any way, as part of the Program Funding except as specified in Section 5.3 or except for manufacturing costs of the Licensed Products used in or preparing for Human Clinical Trials in the Licensed Territories, the costs of which may be included in the Program Funding calculation.

7.5 **Failure to meet Milestones**. In the event that Licensee fails to achieve a Milestone for a Licensed Product within sixty (60) days of the agreed Milestone Deadline, the applicable Milestone Payment owing under Section 5.2(b) shall increase by 10% each month (on an non-compounded basis) after the Milestone Deadline until the applicable Milestone is reached (the "**Milestone Penalty**") unless the Licensee objects on the basis that the Milestone Penalty should be waived as failure to meet the Milestone Deadline for such Licensed Product was Out of Licensee's Control. If RepliCel does not agree to Licensee's objection, the Parties shall submit the matter to arbitration in accordance with Section 20.2 (excluding the provisions regarding resolution of the dispute prior to arbitration). The arbitrator shall determine the validity of the Licensee's objection and the determination of such arbitrator will be final and binding upon the Parties. The fees for the arbitrator and fees directly payable to the HKIAC shall be borne by the Parties equally. In the event the arbitrator denies the Licensee's objection and if the period of the Milestone Penalty extends for more than six (6) months: (i) the License for the Licensed Technology for the applicable Licensed Product and Licensed Technology will become non-exclusive; or (ii) if Issued Patents are involved, RepliCel will have the right to file the Reversion Assignment for the Issued Patents for the applicable Licensed Products.

7.6 **Licensee's Put Right.** In the event:

(a) the arbitrator appointed under Section 7.5: (i) determines that the Milestone Penalty for the subject Licensed Product should be waived as failure to meet the Milestone Deadline was Out of Licensee's Control; or (ii) denies the Licensee's objection made under Section 7.5 and RepliCel exercises its right to file the Reversion Assignment under Section 7.5; or

(b) the Issued Patents revert back to RepliCel pursuant to Section 19.4(d) or 19.4(e) due to a failure to complete the Human Clinical Trials for reason(s) Out of Licensee's Control,

the Licensee shall, for a period of eight and a half (8.5) years from the Commencement Date, have the option (the "**Put**"), but not the obligation, to require RepliCel to acquire a maximum of one third (1/3) of the Subject Shares for each Licensed Product that is subject of this Section 7.6 in the manner and on the terms set out in Schedule E. For the purposes of Section 7.6(b), if the Parties cannot agree that the reasons for failure to complete the Human Clinical Trials were for reason(s) Out of Licensee's Control, the Parties shall submit the matter to arbitration in accordance with Section 20.2 (excluding the provisions regarding resolution of the dispute prior to arbitration). The fees for the arbitrator and fees directly payable to the HKIAC shall be borne by the Parties equally.

## ARTICLE 8
## TRADE-MARKS

8.1 **RepliCel Trade-marks.** Licensee shall not use any of the RepliCel Trade-marks or, make reference to RepliCel or its name in any advertising or publicity whatsoever, without the prior written consent of RepliCel, except as required by law or pursuant to Section 12.4 of this Agreement. Without limiting the generality of the foregoing, Licensee shall not issue a press release with respect to this Agreement or any activity contemplated in this Agreement without the prior written review and approval of same by RepliCel, except as required by law. If Licensee is required by law to act in contravention of this Article 8, subject to applicable laws,

Licensee shall provide RepliCel with sufficient advance notice in writing to permit RepliCel to bring an application or other proceeding to contest the requirement.

8.2 **Other Trade-marks.** If Licensee develops trade-marks for any of the Licensed Products, to be used for Sales within any of the Licensed Territories ("**New Trade-marks**"), RepliCel shall approve (which approval shall be provided on a timely basis and not unreasonably withheld) such New Trade-marks prior to any use with the Licensed Products by Licensee. New Trade-marks shall not incorporate, be based on any RepliCel trade-marks, be confusingly similar to any RepliCel trade-marks or make reference to RepliCel without RepliCel's prior written consent. Licensee shall assume all costs associated with for filing applications for and maintaining the New Trade-marks. Licensee shall not use or apply to register any New Trade-marks other than within the Licensed Territories and in association with the Licensed Fields of Use.

**ARTICLE 9**
**PUBLICATION AND CONFIDENTIALITY**

9.1 The Information shall be developed, received, and used by Licensee solely in furtherance of the purposes set forth in this Agreement subject to the terms and conditions set forth in this Article 9.

9.2 **Use of Confidential Information.** Licensee shall keep and use all of the Confidential Information in confidence and shall not, without RepliCel's prior written consent, disclose any Confidential Information to any person or entity, except those of Licensee's officers, employees, consultants, agents and assigns who require said Confidential Information in performing their obligations under this Agreement. Licensee covenants and agrees that it shall initiate and maintain an appropriate internal program limiting the internal distribution of the Confidential Information to its officers, servants or agents and to take the appropriate non-disclosure agreements from any and all persons who may have access to the Confidential Information.

9.3 Licensee shall not use, either directly or indirectly, any Confidential Information for any purpose other than as set forth in this Agreement without RepliCel's prior written consent.

9.4 **Disclosure.** In the event that Licensee is required by judicial or administrative process to disclose any or all of the Confidential Information, Licensee shall promptly notify RepliCel and allow RepliCel reasonable time to oppose such process before disclosing any Confidential Information.

9.5 **Survival.** Notwithstanding any termination or expiration of this Agreement, the obligations created in this Article 9 shall survive and be binding upon Licensee, its successors and assigns.

**ARTICLE 10**
**ACCOUNTING RECORDS**

10.1 **Records.** Licensee shall maintain at its principal place of business, or such other place as may be most convenient, separate accounts and records of business done pursuant to this Agreement, such accounts and records to be in sufficient detail to enable proper returns to be made under this Agreement, and Licensee shall cause its Sublicensees to keep similar accounts and records.

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10.2 **Accounting.** Licensee shall deliver to RepliCel within forty-five (45) days after each and every Royalty Due Date, the Accounting which shall identify the Licensee, each Affiliate, and each Sublicensee involved in generating Revenue, the location of each such entity, and the contributions of each to Revenue in the three (3) month period ended on that Royalty Due Date, together with the Royalty payable under that Accounting on account of the Revenue disclosed.

10.3 **IFRS.** The calculation of royalties shall be carried out in accordance with International Financial Reporting Standards and shall be validated by a third party auditor at the expense of Licensee on an annual basis.

10.4 **Retention of Records.** Licensee shall retain the accounts and records referred to in Section 10.1 above for at least seven (7) years after the date upon which they were made and shall permit any duly authorized representative of RepliCel to inspect such accounts and records during normal business hours of Licensee. Licensee shall furnish such reasonable evidence as such representative shall deem necessary to verify the Accounting and shall permit such representative to make copies of or extracts from such accounts, records and agreements and conduct an audit where deemed necessary by RepliCel.

10.5 **Discrepancy.** RepliCel may not call for more than one inspection pursuant to Section 10.4 in each Contract Year, except as provided below. Audits shall be conducted by RepliCel at its expense unless an audit reveals a discrepancy between the amount of payments that should have been made and the amount of payments actually made of five (5%) percent or greater for any quarterly period. In such event, Licensee shall pay RepliCel's audit expenses, and RepliCel may thereafter conduct one (1) more audit per year, which remedies shall be without prejudice to any other rights and remedies RepliCel may have as a result of such breach. In addition, the difference between the amount of monies due and the amount of monies actually paid shall be paid within a reasonable time frame, not greater than thirty (30) days, to Licensee by RepliCel, or to RepliCel by Licensee, as the case may be.

10.6 During the Term of this Agreement and thereafter, RepliCel shall use reasonable efforts to ensure that all information provided to RepliCel or its representatives pursuant to this Article 10 remains confidential and is treated as such by RepliCel.

## ARTICLE 11
## INSURANCE

11.1 **Insurance Requirements.** During the Term of this Agreement and for a period of three (3) years after its expiry or termination, Licensee shall procure and maintain insurance (including public liability, product liability, clinical trial liability, and commercial general liability insurance) to provide coverage regarding all activities under this Agreement, as would be acquired by a reasonable and prudent businessperson carrying on a similar line of business, and which shall include RepliCel, its directors, faculty, officers, employees and agents as additional insured and include a waiver of subrogation against RepliCel.

11.2 **Amendments.** RepliCel may from time to time request reasonable amendments to the terms or the amount of coverage contained in Licensee's insurance policy. If the Parties fail to agree on the appropriate terms or the amount of coverage, the matter shall be determined by arbitration in accordance with Section 20.2 (excluding the provisions regarding resolution of the dispute prior to arbitration). The arbitrator shall determine the validity of the RepliCel's

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recommendations and the determination of such arbitrator will be final and binding upon the Parties. The fees for the arbitrator and fees directly payable to the HKIAC shall be borne by the Parties equally.

11.3 **Notice.** Notwithstanding Section 11.1 and Section 11.2, one (1) month before the earlier of:

(a) the first testing of each Licensed Product involving patients ("**Human Clinical Trials**"); or

(b) the first use of the Licensed Technology or the first sale of each Licensed Product in exchange for valuable consideration,

Licensee shall give notice to RepliCel of the terms and amount of the product liability, clinical trial liability, public liability, and commercial general liability insurance and such other types of insurance which it has placed and provide approval certificates thereof.

11.4 **Licensee Responsible.** Licensee acknowledges that any requirement or advice by RepliCel as to the amount of coverage under any policy of insurance does not, and shall not be deemed to, constitute a representation by RepliCel that the amount required under such insurance is adequate, and Licensee acknowledges and agrees that it is solely responsible for obtaining and maintaining its own policies of insurance in such amounts as Licensee shall determine to be appropriate and adequate, subject to the minimum requirements as set out in this Section. The failure or refusal of any insurance company carrying insurance on behalf of Licensee shall not be held to waive or release Licensee from any liability.

**ARTICLE 12**
**REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE**

12.1 **Organization, Capacity.** Licensee hereby represents and warrants to RepliCel that Licensee is a corporation duly organized, existing, and in good standing under the laws of the jurisdiction of incorporation or continuation indicated after the name of Licensee on the first page hereof and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

12.2 Licensee represents and warrants to RepliCel that it has the infrastructure, expertise and resources to:

(a) commercialize the Licensed Technology and the Issued Patents by developing Licensed Products within the Licensed Territories and within the Licensed Fields of Use;

(b) track and monitor on an ongoing basis performance under the terms of each Sublicense; and

(c) handle the Licensed Technology and the Issued Patents with care and without danger to Licensee, its employees, agents, or the public.

12.3 **Compliance.** Licensee shall comply with all laws, regulations, ordinances, and requirements for regulatory authorities, whether federal, provincial, municipal or otherwise with respect to the Licensed Technology, the Issued Patents and this Agreement.

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12.4 **Marking.** Licensee shall mark permanently and legibly, in accordance with the patent marking laws of each country in the Licensed Territory and all Licensed Products Sold in accordance with this Agreement with a notation to the effect that the Licensed Product is Sold under license with a reference to any issued or pending Licensed Patent Rights relied on therefor, or if such marking is not practicable, shall so mark the accompanying outer box or product insert for the Licensed Products accordingly.

12.5 **Approvals.** Licensee shall be responsible for obtaining all necessary governmental approvals, including any approvals by a foreign governmental agency and Regulatory Approvals, for the development, production, distribution, Sale, and use of any Licensed Product, at Licensee's expense, including, without limitation, any safety studies, and shall be responsible for complying with all laws, foreign or otherwise, affecting the Agreement or the Sale of Licensed Products. Licensee shall have sole responsibility for any warning labels, packaging and instructions as to the use and the quality control for any Licensed Product.

12.6 **Anticorruption**. Neither Licensee, nor any of its Affiliates, nor any of their respective directors, officers, employees or agents (all of the foregoing, including affiliates collectively, "**Representatives**") has taken any action, directly or indirectly, that would result in a violation by such persons of the Canadian *Corruption of Foreign Public Officials Act*, as amended, the *Convention on Combating Bribery of Foreign Public Officials in International Business Transactions adopted by the Negotiating Conference of the Organization for Economic Co-operation and Development on 21 November 1997* (such convention, including the rules and regulations thereunder, the "**OECD Convention**") or any other applicable anticorruption laws, rules or regulations including the *U.K. Bribery Act of 2010*, the U.S. *Foreign Corrupt Practices Act of 1977*, as amended, and any similar legislation applicable to Licensee and its Affiliates (collectively, "**Anticorruption Laws**"). Licensee and its Representatives have conducted and will conduct their businesses in compliance with the Anticorruption Laws. Licensee has and will have necessary procedures in place to prevent bribery and corrupt conduct by its Representatives.

**ARTICLE 13**
**REPRESENTATIONS, WARRANTIES AND COVENANTS OF REPLICEL**

13.1 **Organization, Capacity.** RepliCel hereby represents and warrants to Licensee that RepliCel is a corporation duly organized, existing, and in good standing under the laws of the jurisdiction of incorporation or continuation indicated after the name of Licensee on the first page hereof and has the power, authority, and capacity to enter into this Agreement and to carry out the transactions contemplated by this Agreement, all of which have been duly and validly authorized by all requisite corporate proceedings.

13.2 **Ownership.** RepliCel and its Affiliates are the owners of all right, title and interest in the Licensed Patents and the Licensed Know-How and has the right to grant the Licensee the rights and licenses granted hereunder.

13.3 **No Infringement**. To the actual knowledge of RepliCel, as of the date of this Agreement, the Licensed Technology does not infringe, misappropriate or violate the intellectual property rights of any third party within the Licensed Territories and within the Licensed Fields of Use.

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## ARTICLE 14
## WARRANTY DISCLAIMER, INFRINGEMENT AND LITIGATION

14.1 **LIMITATIONS ON WARRANTIES.** THE LIMITED WARRANTIES CONTAINED IN ARTICLE 12 AND ARTICLE 13 ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES HEREUNDER AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED REPRESENTATIONS, WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES AND CONDITIONS PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.

14.2 **Sale of Goods Act.** The *International Sale of Goods Act* and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

14.3 **Infringement of Licensed Technology or Issued Patents.** In the event an actual or alleged infringement, by a third party, of the Licensed Technology or the Issued Patents or any right with respect to the Licensed Technology (including without limitation, Improvements) or the Issued Patents in the Licensed Territory comes to the attention of a Party, that Party shall notify the other Party of the infringement, and Licensee shall, upon receiving the prior written consent of RepliCel (which shall not be unreasonably withheld), take all commercially reasonable steps to enjoin infringers of the Licensed Technology (including without limitation, Improvements) or the Issued Patents, including without limitation, prosecution of litigation. Provided that it has first granted its prior written consent, RepliCel agrees to co-operate to the extent of executing all necessary documents and to vest in Licensee the right to institute any such suits, so long as all the direct or indirect costs and expenses of bringing and conducting any such litigation or settlement shall be borne by Licensee and in such event all recoveries shall enure to Licensee, except that if the recoveries include direct damages for lost sales of Licensed Products, Licensee shall pay RepliCel the amount equal to the Royalties that would have been paid by Licensee to RepliCel had such lost sales been made by Licensee.

14.4 **Infringement by Licensed Technology or Issued Patents.** In the event that any complaint alleging infringement or violation of any third party patent or other proprietary rights is made against Licensee or a Sublicensee with respect to the use of the Licensed Technology (including without limitation, RepliCel's Improvements but excluding Licensee Improvements), Issued Patents or the manufacture, use, provision or Sale of Licensed Products under the Licensed Patent Rights or Issued Patents, all within the Licensed Territories and the Licensed Fields of Use, and subject to Section 16.2(c), the following procedure shall be adopted:

(a) Licensee shall promptly notify RepliCel upon receipt of any such complaint and shall keep RepliCel fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by Licensee on behalf of itself or a Sublicensee;

(b) subject to Article 16, all reasonable costs and expenses incurred by Licensee or any Sublicensee in litigating and settling such a complaint, including the payment of any award of damages and/or costs to any third party, shall be paid by RepliCel, as the case may be;

(c) no decision or action concerning or governing any final disposition of the complaint shall be taken without full consultation with and approval by RepliCel;

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(d) Licensee may elect to participate formally in any litigation involving the complaint to the extent that the court may permit, and any expenses generated by such formal participation shall be paid by Licensee (subject to the possibility of recovery of some or all of such additional expenses from the complainant); and

(e) if the complainant is willing to accept an offer of settlement and one of the Parties to this Agreement is willing to make or accept such offer and the other is not, then the unwilling Party shall conduct all further proceedings at its own expense, and shall be responsible for the full amount of any damages, costs, accounting of profits and settlement costs in excess of those provided in such offer, but shall be entitled to retain unto itself the benefit of any litigated or settled result entailing a lower payment of costs, damages, accounting of profits and settlement costs than that provided in such offer.

14.5 **Infringement of Licensee Improvements.** In the event an actual or alleged infringement, by a third party, of the Licensee Improvements or any right with respect to the License Improvements within the Licensed Territory comes to the attention of a Party, that Party shall notify the other Party of the infringement, and Licensee may elect to prosecute litigation designed to enjoin infringers of the Licensee Improvements. All of the direct or indirect costs and expenses of bringing and conducting any such litigation or settlement shall be borne by Licensee and all recoveries shall enure to Licensee.

14.6 **Infringement by Licensee's Improvement.** In the event that any complaint alleging infringement or violation of any third party patent or other proprietary rights is made against Licensee or a Sublicensee with respect to the use of the Licensee's Improvements in the Licensed Territory or the manufacture, use, provision or Sale of Licensed Products under Licensee's Improvements in respect of the Licensed Field of Use in the Licensed Territory, the following procedure shall be adopted:

(a) Licensee shall promptly notify RepliCel upon receipt of any such complaint and shall keep RepliCel fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by Licensee on behalf of itself or a Sublicensee;

(b) all costs and expenses incurred by Licensee or any Sublicensee in investigating, resisting, litigating and settling such a complaint, including the payment of any award of damages and/or costs to any third party, shall be paid by Licensee or any Sublicensee, as the case may be;

(c) RepliCel may elect to participate formally in any litigation involving the complaint to the extent that the court may permit, and any expenses generated by such formal participation shall be paid by RepliCel (subject to the possibility of recovery of some or all of such additional expenses from the complainant); and

(d) if the complainant is willing to accept an offer of settlement and one of the Parties to this Agreement is willing to make or accept such offer and the other is not, then the unwilling Party shall conduct all further proceedings at its own expense, and shall be responsible for the full amount of any damages, costs, accounting of profits and settlement costs in excess of those provided in such offer, but shall be entitled to retain unto itself the benefit of any litigated or settled result entailing a lower payment of

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costs, damages, accounting of profits and settlement costs than that provided in such offer.

**ARTICLE 15**
**ASSIGNMENT**

15.1 **No Assignment.** Licensee shall not assign, transfer, mortgage, charge or otherwise dispose of any or all of the rights, duties or obligations granted to it under this Agreement without the prior written consent of RepliCel, which may be provided at RepliCel's sole discretion.

**ARTICLE 16**
**INDEMNITY AND LIMITATION OF LIABILITY**

16.1 **Indemnity of Licensee.** Licensee shall and does indemnify, defend, and hold harmless RepliCel, its directors, officers, employees and agents (each a "**RepliCel Indemnitee**") from and against any liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs and expenses, including all legal fees and disbursements incurred in association therewith (collectively, "**Losses**") arising out of or otherwise related to any claim, suit, demand, action, or other proceeding brought by one or more third parties against a RepliCel Indemnitee on account of any injury or death of persons, damage to property, or any other damage or loss to the extent such Losses arise directly or indirectly out of:

(a) any breach by Licensee of this Agreement;

(b) any of Licensee's representations or warranties set forth in this Agreement being untrue when made;

(c) the manufacture, use, promotion, marketing, Sale, or other disposition of Licensed Products by or under authority of Licensee, its Affiliates or their Sublicensees (including any Approved Sublicensees), or third party wholesalers or distributors, physicians, hospitals, other healthcare providers or other Persons who purchased a Licensed Product; or

(d) the negligence or willful misconduct of Licensee, its Affiliates or their Sublicensees (including any Approved Sublicensees).

16.2 **Indemnity of RepliCel.** RepliCel shall and does indemnify, defend, and hold harmless Licensee, its directors, officers, employees and agents (each a "**Licensee Indemnitee**") from and against any liabilities, damages, causes of action, suits, judgments, liens, penalties, fines, losses, costs and expenses, including all legal fees and disbursements incurred in association therewith (collectively, "**Losses**") arising out of or otherwise related to any claim, suit, demand, action, or other proceeding brought by one or more third parties against a Licensee Indemnitee on account of any injury or death of persons, damage to property, or any other damage or loss to the extent such Losses arise directly or indirectly out of:

(a) any breach by RepliCel of this Agreement;

(b) any of RepliCel's representations or warranties set forth in this Agreement being untrue when made;

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(c) infringement of any patent, trade-mark, trade secret or other intellectual property rights of a third party by the Licensed Technology or Issued Patents in accordance with Section 14.4, provided that RepliCel shall have no obligation to indemnify where Licensee or Sublicensee has used the Licensed Technology, the Issued Patents or the Licensee Improvements in a manner not permitted or contemplated by this Agreement or where Licensee or Sublicensee has modified, altered or changed the Licensed Technology or the Issued Patents. For clarity, Licensee Improvements are permitted modifications, alterations or changes to the Licensed Technology; however, to the extent that any Losses relate solely or partially to a Licensee Improvement, RepliCel shall have no obligation to indemnify Licensee for any Losses arising from such Licensee Improvement. Claims regarding Licensee Improvements shall be addressed under Section 14.6; or

(d) the negligence or willful misconduct of RepliCel.

16.3 **Exclusion of Liability.** Neither Party, nor its directors, officers, employees or agents shall be liable to the other for any indirect, incidental, consequential, special, punitive or exemplary damages, losses, costs or expenses (including, lost profits, lost revenues, loss of business, or lost data, whether foreseeable or not). Notwithstanding anything to the contrary in this Agreement, the foregoing exclusion shall not apply to indirect, incidental, consequential, special, punitive or exemplary damages, losses, costs or expenses (including, lost profits, lost revenues, loss of business, or lost data, whether foreseeable or not) arising out of or resulting from:

(a) (i) Licensee's use of the Licensed Technology, Licensee Improvements or the Issued Patents in a manner not permitted or contemplated by this Agreement, or (ii) Licensee's modification, alteration or changing of the Licensed Technology or the Issued Patents; or

(b) a Party's confidentiality or indemnity obligations under this Agreement.

For greater certainty, any amounts paid by either Party to a third party in respect of such third party's claim for which the other Party has an obligation to indemnify the Indemnitees pursuant to Section 16.1 or 16.2 shall be considered direct damages, and shall therefore not be subject to the exclusion of liability set forth in this Section 16.3.

16.4 **Limitation of Liability.** The Parties agree that, except as set out below in this Section 16.4, the total, cumulative liability of each Party and its Affiliates, directors, officers, employees and agents for any and all Losses arising out of or relating to this Agreement suffered by the other shall be limited to, as of the date of final determination of any such Loss, the Royalties and other amounts paid by Licensee to RepliCel under this Agreement for the affected Licensed Product. Such monetary limitations shall have no application to (a) any loss or claim based on any incorrectness in or breach of any representation or warranty of Licensee in this Agreement resulting from fraud or intentional misrepresentation, (b) any loss or claim as a result of, in respect of or arising out of any non-fulfillment of any covenant of Licensee under this Agreement, (c) any breach of a Party's confidentiality or indemnity obligations under this Agreement, or (d) the Parties' obligations for infringement under Sections 14.3 to 14.6 and Article 16.

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**ARTICLE 17**
**TERM**

17.1 **Term.** This Agreement shall commence effective the Commencement Date and, unless terminated earlier pursuant to Article 18, shall continue in full force and effect, with respect to each Licensed Product and the related assignment for any Issued Patents, for fifteen (15) years from the Commercial Launch of the applicable Licensed Product within a Licensed Territory ("**Term**"). RepliCel and Licensee shall, within one hundred and eighty (180) days prior to the expiry of the Term, determine whether to extend the Term. If the Parties agree, by way of written amendment to this Agreement, to extend the Term, the License shall continue with respect to Licensed Know-How and any unissued Licensed Patent Rights for the period designated by the Parties. If the Parties do not agree to extend the Term or fail to enter into a written amendment sixty (60) days prior to the end of the Term for such extension, then the License shall terminate with respect to the applicable Licensed Products and RepliCel shall exercise its reversion right under Section 19.4(g) with respect to any unexpired Issued Patent. In the event the Term is not extended, RepliCel hereby grants the Licensee a right of first refusal over any license it offers to any third party (the "**Third Party Licensee**") in respect of the Licensed Technology in the Licensed Fields of Use in the Licensed Territories (or any part of the Licensed Territories). The right of first refusal shall be for a period of twelve (12) months following the expiry of the Term (the "**Right of First Refusal Period**"). During the Right of First Refusal Period, RepliCel shall provide Licensee with the bona fide terms agreed with any Third Party Licensee and Licensee shall have the right to accept such terms within ten (10) days of its receipt of such terms. In the event the Licensee does not accept such terms within such ten (10) day period, RepliCel shall be entitled to proceed to enter into a license with the Third Party Licensee under substantially the same terms as presented to the Licensee. If such license is not entered into with the Third Party Licensee, the terms and obligations of the right of first refusal shall continue for the balance of the Right of First Refusal Period.

17.2 **Sublicense Termination.** Provided that the sublicense agreement is in compliance with the provisions of Schedule B, the term of any Sublicense shall not be affected by any termination of this Agreement.

**ARTICLE 18**
**TERMINATION**

18.1 **Insolvency.** Where permissible at law, this Agreement shall automatically and immediately terminate without notice to Licensee if any proceeding related to insolvency or receivership, is commenced by or against Licensee.

18.2 **RepliCel Termination Rights.** RepliCel may, after providing the Licensee opportunity to cure as set out in Section 18.3, terminate this Agreement (or terminate the License with respect to a specific Licensed Patent Rights and Licensed Know-How) on the happening of any one or more of the following events by delivering notice in writing to that effect to Licensee:

(a) if any execution, sequestration, or any other process of any court becomes enforceable against Licensee or if any such process is levied on the rights under this Agreement or upon any of the monies due to RepliCel and is not released or satisfied by Licensee within thirty (30) days thereafter;

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(b) if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of Licensee;

(c) if Licensee is more than forty five (45) days in arrears of Royalties or other monies that are due to RepliCel under the terms of this Agreement and fails to address such amounts owing within thirty (30) days after being advised of same by RepliCel;

(d) if the Licensed Technology or the Issued Patents become subject to any security interest, lien, charge or encumbrance in favour of any third party claiming through Licensee or a Sublicensee;

(e) if Licensee ceases or threatens to cease to carry on its business;

(f) if Licensee commits any breach of Section 3.1, Section 3.4, , Section 3.6, Section 3.7, Section 3.8, Section 4.1, Section 5.1(a), Section 5.2, Section 5.3, Sections 10.1 to 10.4, Section 11.1, Article 12, Sections 14.3 to 14.6, Article 15, Section 16.1 and Article 19;

(g) if any Sublicensee of Licensee is in breach of its Sublicense with Licensee and Licensee does not cause such Sublicensee to cure such default within ninety (90) days of receipt of written notice from RepliCel requiring that Licensee cause such Sublicensee to cure such default; or

(h) the BC Subsidiary breaches the Ancillary Agreement

18.3 **Cure Period.** Other than as set out in Section 18.1, if either Party shall be in default under or shall fail to comply with the terms of this Agreement then the non-defaulting Party shall have the right to terminate this Agreement by written notice to that effect if:

(a) such default is, in the reasonable view of the non-defaulting Party, reasonably curable within thirty (30) days after receipt of notice of such default and such default or failure to comply is not cured within thirty (30) days after defaulting Party's receipt of written notice thereof, or

(b) such default is, in the reasonable view of the non-defaulting Party, not reasonably curable within thirty (30) days after receipt of written notice thereof, and such default or failure to comply is not cured within such further reasonable period of time as may be necessary for the curing of such default or failure to comply.

18.4 **Payment of Royalties.** If this Agreement is terminated pursuant to Section 18.1, Section 18.2 or Section 18.3, Licensee shall make Royalty payments to RepliCel in the manner specified in Article 5, and RepliCel may proceed to enforce payment of all outstanding Royalties or other monies owed to RepliCel and to exercise any or all of the rights and remedies contained in this Agreement or otherwise available to RepliCel by law or in equity, successively or concurrently at the option of RepliCel. Upon any such termination of this Agreement, Licensee shall forthwith deliver up to RepliCel all Licensed Technology in its possession or control and shall have no further right of any nature whatsoever in the Licensed Technology.

18.5 **Effect of Termination.** If either Party terminates the Agreement, the License shall terminate immediately and all rights to the Licensed Technology shall revert to RepliCel, in addition to the

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rights of RepliCel under Section 19.3. If RepliCel terminates the License with respect to a Licensed Product, the License for that Licensed Product shall terminate immediately and all rights to the Licensed Technology for that Licensed Product will revert to RepliCel. In either case, Licensee shall cease to use the applicable Licensed Technology in any manner whatsoever or to manufacture or sell Licensed Products within five (5) days from the effective date of termination. Licensee shall then deliver or cause to be delivered to RepliCel an Accounting within thirty (30) days from the effective date of termination. The Accounting shall specify, in or on such terms as RepliCel may in its sole discretion require, the inventory or stock of Licensed Products manufactured and remaining unsold on the effective date of termination. If the Agreement was terminated pursuant to Section 18.1, the unsold Licensed Products shall not be sold without the prior written consent of RepliCel. If this Agreement was terminated pursuant to Section 18.2 or 18.3, RepliCel shall have the right to instruct that the unsold Licensed Products be stored, destroyed, or sold as directed by RepliCel. Licensee shall continue to make Royalty payments to RepliCel in the same manner specified in Article 5 on all unsold Licensed Products that are sold in accordance with this Section 18.5 notwithstanding anything contained in or any exercise of rights by RepliCel under Section 18.4.

18.6 **Survival.** Notwithstanding any other provision in this Agreement, the provisions of Section 3.5, Section 3.6, Section 3.7, Article 9, Article 11, Article 14, Article 16, Section 18.4, Section 18.5, Section 18.6, Article 19, Article 20, and Section 21.1 shall survive any termination or expiration of the Agreement. In addition, the provisions of Article 5 and Article 10 shall survive with respect to all activities and payment obligations accruing prior to, or as a consequence of, the termination or expiration of this Agreement until three (3) years after:

(a) all payments of Royalties required to be made by Licensee to RepliCel under this Agreement have been made by Licensee to RepliCel, and

(b) any other claim or claims of any nature or kind whatsoever of RepliCel against Licensee has been settled.

18.7 Nothing in the Agreement shall be construed to release either Party from any obligation that matured prior to the effective date of termination.

## ARTICLE 19
## ASSIGNMENT AND REVERSION RIGHTS

19.1 **Assignment**. As the Licensed Patent Rights are issued and provided that the License for such Licensed Patent Rights remains exclusive to Licensee (the "**Issued Patents**"), RepliCel shall assign such Issued Patents to the BC Subsidiary, provided that prior to any assignment of an Issued Patent, the following conditions shall be complete:

(a) Licensee shall incorporate and maintain the BC Subsidiary with articles reviewed and accepted by RepliCel and such articles shall not be amended without the prior written consent of RepliCel;

(b) Simultaneously with the incorporation of the BC Subsidiary, Licensee will appoint or vote its shares in the BC Subsidiary to elect one nominee of RepliCel to the board of directors of the BC Subsidiary; and

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(c) Simultaneously with the incorporation of the BC Subsidiary, Licensee will cause the BC Subsidiary to execute an agreement with RepliCel (the "**Ancillary Agreement**"), the form of which is set forth in Schedule I and deeming a breach of such agreement to be a breach of the Licensee's obligations in this Article 19.

19.2 **Assignment Documentation.** RepliCel shall have no obligation to assign any Issued Patents unless and until the conditions set out in Section 19.1 and Section 19.5 are fulfilled to its satisfaction. Once the conditions are fulfilled, RepliCel shall provide the BC Subsidiary with a signed assignment of the applicable Issued Patent(s) in the form attached as Schedule F ("**Patent Assignment**"). Upon signature of a Patent Assignment, solely the License for the Licensed Patent Rights that are the subject of the Patent Assignment shall terminate. For greater clarity, the License with respect to Licensed Know-How shall remain in place, Licensee may only use the Issued Patents within the Licensed Territories and for the Licensed Fields of Use and Licensee may not license or sublicense the Issued Patents other than in accordance with Article 14. Additionally, the rights and obligations of each Party under this Agreement shall continue to apply with respect to the Licensed Technology, including without limitation, the Issued Patents that have been assigned to the BC Subsidiary despite the Patent Assignment.

19.3 **License Agreement.** Following the assignment of the Issued Patents, Licensee shall enter into license agreements with RepliCel, whereby Licensee shall license to RepliCel the exclusive right to use the Issued Patents in all fields of use, other than the Licensed Fields of Use, within the Licensed Territories on a fully paid up and royalty-free basis.

19.4 **Reversion Events.** All of the Issued Patents shall revert back to RepliCel in the event that any one of the following events occurs:

(a) there is a material breach of the License Agreement, including without limitation, the occurrence of one of the breach events set out in Section 18.2;

(b) Licensee fails to complete the commercial launch in Hong Kong of RCI-02 within twelve (12) months of RCI-02 receiving CE mark approval and any other approvals required for Commercial Launch in Hong Kong;

(c) Licensee fails to complete its manufacturing facility within twenty (20) months of the date of this Agreement in order to allow RepliCel to complete the Technology Transfer to Licensee and to allow Licensee to manufacture Licensed Product;

(d) Licensee fails to complete a Human Clinical Trial of RCS-01 in Greater China within eight and a half years (8.5) years of the Commencement Date, even though the Parties will aim to complete such trial in a much shorter time frame (less than 6 years);

(e) Licensee fails to complete a Human Clinical Trial of RCT-01 in Greater China within eight and a half years (8.5) years of the Commencement Date even though the Parties will aim to complete such trial in a much shorter time frame (less than six (6) years);

(f) Licensee fails to comply with Section 5.3; or

(g) the completion of the Term of the applicable Licensed Product within a Licensed Territory and failure to extend the Term as set out in Section 17.1.

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(collectively, the foregoing are the "**Reversion Events**").

19.5 **Reversion Process.** As a condition of receiving an executed Patent Assignment, the Licensee shall cause the BC Subsidiary to execute an assignment back to RepliCel in the form attached as Schedule G ("**Reversion Assignment**"). RepliCel shall hold the Reversion Assignments to be used only: (i) in the case of a Reversion Event; or (ii) as otherwise specified in this Agreement. Licensee shall cause the BC Subsidiary to take all actions necessary (including, without limitation, the execution of any additional documentation) to assist RepliCel to register the Reversion Assignment(s) at the applicable patent offices.

19.6 **Cure Period.** If a Reversion Event has occurred, RepliCel shall have the right to file the Reversion Assignments immediately, provided that the Licensee shall have thirty (30) days from receipt of a written notice from RepliCel of occurrence of a Reversion Event to cure the Reversion Event (which shall be in addition to the cure period granted under Section 18.3). If the Reversion Event is not cured within thirty (30) days after receipt of written notice from RepliCel, RepliCel may proceed to file the Reversion Assignment. If RepliCel's written notice is based on Section 19.4(a) and Licensee does not agree to RepliCel's assertion that a Reversion Event has occurred under such provision or has not been cured, the Parties shall submit the matter to arbitration in accordance with Section 20.2 (excluding the provisions regarding resolution of the dispute prior to arbitration). The arbitrator shall determine the validity of the RepliCel's assertion that a Reversion Event under Section 19.4(a) has occurred and has not been cured and the determination of such arbitrator will be final and binding upon the Parties. The fees for the arbitrator and fees directly payable to the HKIAC shall be borne by the Parties equally.

19.7 **Improvements.** If the BC Subsidiary creates any Improvements to the Issued Patents within the Licensed Territories and a Reversion Event occurs, the Licensee shall cause the BC Subsidiary to assign all such Improvements to RepliCel using the form of Reversion Assignment.

## ARTICLE 20
## GOVERNING LAW AND DISPUTE RESOLUTION

20.1 **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada in force in British Columbia without regard to its conflict of law rules. Subject to Section 20.2, the Parties each attorn to the jurisdiction of the Supreme Court of British Columbia and the British Columbia Supreme Court shall have exclusive jurisdiction over this Agreement.

20.2 **Dispute Resolution**. Both during and after the performance of their responsibilities under this Agreement, each Party shall make bona fide efforts to resolve any disputes arising between the Parties by amicable negotiations. The Parties shall conduct any dispute resolution procedures herein as efficiently and cost effectively as possible. The Parties shall attempt to resolve all disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with it or from it within thirty (30) days from notice being provided from one Party to the other Party regarding the existence of a dispute. All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre ("**HKIAC**") under the HKIAC Administered Arbitration Rules in force at the time. The place of arbitration shall be Hong Kong. The selected or

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appointed arbitrator shall be an industry expert in the area of the Licensed Products and the Licensed Territories. The language to be used in the arbitration proceedings shall be English.

20.3 **Injunctive Relief.** Section 20.2 shall not prevent a Party hereto from applying to a court of competent jurisdiction for interim protection such as, by way of example, an interim injunction.

**ARTICLE 21**
**NOTICES**

21.1 **Notices.** All payments, reports and notices or other documents that any of the Parties hereto are required or may desire to deliver to any other Party hereto may be delivered only by personal delivery or by registered or certified mail, facsimile, all postage and other charges prepaid, at the address for such Party as follows:

(a) if to RepliCel at:

RepliCel Life Sciences
Suite 900, 570 Granville Street
Vancouver, BC V6C 3P1

Attention: President & CEO

Telephone: 604.248.8730

(b) if to Licensee at:

YOFOTO (China) Health Industry Co. Ltd.
YOFOTO Health Industrial Park
Yinzhou District, Ningbo 315153
PEOPLE'S REPUBLIC OF CHINA

Attention: Ms. Larisa Huang

Telephone: 1 (86) 1300.892.1199

or at such other address as any Party may designate in writing to the other.

21.2 **Receipt of Notices.** Any notice personally delivered or sent by facsimile or email shall be deemed to have been given or received at the time of delivery, successful and confirmed transmission by facsimile or email. Any notice mailed as aforesaid shall be deemed to have been received on the expiration of five (5) days after it is posted, provided that if there shall be at the time of mailing or between the time of mailing and the actual receipt of the notice a mail strike, slow down or labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effected if actually received.

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**ARTICLE 22**
**GENERAL**

22.1 **Force Majeure.** Neither Party shall be responsible in damages to the other Party for any failure or delay in performance of any of its obligations hereunder due to any war, earthquake, riot, fire, flood, explosion or other disaster or similar event or any act or regulation or action or embargo by the CFDA or such similar national government agencies in the Licensed Territories (other than as a result of such Party's failure to comply with the law or any order, consent, rule, regulation or other legislative or judicial instrument passed by a relevant governmental or judicial authority), any act of God and any other event beyond such Party's control (the "**Force Majeure Event**") provided however that: (a) such circumstance cannot be prevented, avoided, remedied or removed despite the exercise of good faith and reasonable diligence by such Party; and (b) such circumstance materially and adversely affects the ability of the Party to perform its obligations under this Agreement, and such Party has taken all reasonable precautions, due care and reasonable alternative measures in order to avoid the effect of such event on the Party's ability to perform its obligations under this Agreement and to mitigate the consequences thereof. In the event that a Party (the "**Affected Party**") shall claim that a Force Majeure Event has occurred thereby resulting in the failure or delay in its performance hereunder, the Affected Party shall give to the other Party a notice in writing within ten (10) days from the date of occurrence of such Force Majeure Event and shall provide sufficient written evidence thereof, including the nature and effect of the Force Majeure Event on its obligations. The Affected Party shall use its commercially reasonable endeavours to: (a) overcome the effects of the Force Majeure Event; (b) mitigate the effect of any delay occasioned by any Force Majeure Event; and (c) ensure resumption of normal performance of this Agreement as soon as reasonably practicable and shall perform their obligations to the maximum extent practicable.

22.2 **No Partnership or Joint Venture.** Nothing contained in this Agreement shall be deemed or construed to create between the Parties hereto a partnership or joint venture. No Party shall have the authority to act on behalf of any other Party, or to commit any other Party in any manner or cause whatsoever or to use any other Party's name in any way not specifically authorized by this Agreement. No Party shall be liable for any act, omission, representation, obligation or debt of any other Party, even if informed of such act, omission, representation, obligation or debt.

22.3 **Enurement.** Subject to the limitations expressed in this Agreement, this Agreement shall enure to the benefit of and be binding upon the Parties, and their respective successors and permitted assigns.

22.4 **No Waiver.** No condoning, excusing or overlooking by any Party of any default, breach or non-observance by any other Party at any time or times in respect of any covenants, provisos, or conditions of this Agreement shall operate as a waiver of such Party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance, so as to defeat in any way the rights of such Party in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by such Party, save only an express waiver in writing.

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22.5 **Remedies.** No exercise of a specific right or remedy by any Party precludes it from or prejudices it in exercising another right or pursuing another remedy or maintaining an action to which it may otherwise be entitled either at law or in equity.

22.6 **Severability.** In the event that any part, Article, Section, clause, paragraph, subparagraph, or schedule of this Agreement shall be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.

22.7 **Independent Legal Advice.** The Parties acknowledge that all Parties have been advised to, and have had the opportunity and means to, seek independent legal advice. This is a negotiated agreement and should be interpreted fairly in accordance with its terms and without any strict construction in favour of or against either Party.

22.8 **Entire Agreement.** This Agreement, the Ancillary Agreement and the Securities Purchase Agreement set forth the entire understanding between the Parties and no modifications hereof shall be binding unless executed in writing by the Parties hereto.

22.9 **Time of the Essence.** Time shall be of the essence of this Agreement.

22.10 **Counterparts.** This Agreement may be executed in any number of counterparts all of which together shall constitute one and the same document, binding on all Parties and superseding all other prior agreements or understandings relative to the subject matter hereof, notwithstanding that each of the Parties may have signed different counterparts. The Parties agree that delivery of an executed counterpart signature hereof by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

**IN WITNESS WHEREOF the Parties have executed this Agreement on the dates below stated, to be effective as of the Commencement Date.**

| | |
|---|---|
| **REPLICEL LIFE SCIENCES INC.** | **YOFOTO (CHINA) HEALTH INDUSTRY CO. LTD.** |
| Name: [signature] | Name: [signature] |
| Title: President + CEO | Title: Vice President of International Operation Center |

**SCHEDULE A**
**LICENSED PATENT RIGHTS**

| Description | Jurisdiction | Filing No. | Publication No.<br><br>Patent No. | Title | Status |
|---|---|---|---|---|---|
| RCS-01 (NBDS Fibroblast Therapy – Treatment for Aging Skin) ("**RCS-01**") | China | 201480043963.8 | CN105611937A | Compositions and Methods for Treating Skin | Pending |
| RCT-01 (NBDS Fibroblast Therapy – Treatment for Chronic Tendinosis ("**RCT-01**") | China | 201480011232.5 | CN105051186A | Compositions and Methods for Treating and Repairing Tendons | Pending |
| RCI-02 (Dermatology Injector Device for use in dermatology applications (excluding hair-related applications) ("**RCI-02**") | China | 201580051748.7 | CN106794316A | Injection Devices | Pending |
| RCI-02 (Dermatology Injector Device for use in dermatology applications (excluding hair-related applications) ("**RCI-02**") | Taiwan | 104125502 | 201607576 | Injection Devices | Pending |
| RCI-02 (Dermatology Injector Device for use in dermatology applications (excluding hair-related applications) ("**RCI-02**") | Hong Kong | 17112533.0 | 1238586 | Injection Devices | Pending |
| RCI-02 (Dermatology Injector Device for use in dermatology applications (excluding hair-related applications) ("**RCI-02**") | Hong Kong | 17113183.1 | 1239596 | Injection Devices | Pending |

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**SCHEDULE B**
**SUBLICENSING**

1. Licensee shall deliver to RepliCel a copy of each Sublicense granted by Licensee, Affiliate or Sublicensee, and any modification or termination thereof, within ten (10) days following the applicable execution, modification, or termination of such Sublicense.

2. A Sublicense may not exceed the scope and rights granted to Licensee under the Agreement. For greater certainty, the term of any Sublicense shall not extend for more than five (5) years past the expiry of the Term.

3. Licensee may not grant a Sublicensee the right to grant further sub-Sublicenses without the written consent of RepliCel, such consent, to be provided at the discretion of RepliCel.

4. Each Sublicense granted by Licensee must:

   (a) be in writing, be personal to Sublicensee and signed by Sublicensee;

   (b) not be assignable without the prior written consent of RepliCel, such consent to be provided at the sole discretion of RepliCel;

   (c) if the Sublicense is exclusive, convert from an exclusive to a non-exclusive license if the Agreement is terminated or is not renewed upon expiry of the Term;

   (d) permit the assignment of the Sublicense from Licensee to RepliCel at any time without the consent of Sublicensee;

   (e) provide for Sublicensee to be bound by all terms and conditions of this Agreement for the protection of RepliCel, including an indemnity of RepliCel that is equivalent to the indemnity of RepliCel in 16.1;

   (f) indicate that RepliCel is a third party beneficiary and entitled to enforce the terms and conditions of the Sublicense applicable to this Agreement;

   (g) require Sublicensee acknowledge RepliCel's ownership of the Licensed Technology;

   (h) unless the Sublicensee is an Approved Sublicensee, prohibit Sublicensee from making, having made, manufacturing, further developing or improving the Licensed Technology, the Licensed Products and the Issued Patents; and

   (i) require Sublicensee acknowledge RepliCel's reserved right to use the Licensed Technology, Licensee Improvements, and Clinical Data in accordance with this Agreement.

5. Notwithstanding any such Sublicense, Licensee shall remain primarily liable to RepliCel for all of Licensee's duties and obligations contained in Article 5 of this Agreement, including without limitation the payment of earned Royalties whether or not paid to Licensee by a Sublicensee. Any act or omission of a Sublicensee that would be a breach of this Agreement if performed by

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Licensee shall be deemed to be a breach by Licensee unless Licensee complies with the remaining provisions of this paragraph. In the event of a Sublicensee breach of any obligations or terms and conditions referred to in paragraph 5 of this Schedule, and if after a reasonable opportunity to cure as provided in any such Sublicense (not to exceed fourteen (14) days for a payment breach and ninety (90) days for a non-payment breach), such Sublicensee fails to cure such Sublicensee breach, then Licensee shall terminate the Sublicense within ninety (90) days thereafter, with copy of such written notice of termination to RepliCel, unless otherwise agreed to in writing by RepliCel.

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**SCHEDULE C**
**CO-DEVELOPMENT COMMITTEE**

The Co-Development Committee (CDC) will establish any subcommittees required to complete the CDC's work. The CDC will establish each subcommittee as well as the reporting mechanism to the CDC. Each subcommittee will establish their timelines and reporting mechanisms.

In accordance with Article 6, the Parties and the CDC will work together in good faith in order to (i) make this collaboration fruitful and (ii) make a smooth withdrawal from this collaboration if this Agreement is expired or terminated.

The CDC will be charged with setting the mandates and responsibilities of any subcommittee which shall remain consistent with the overall mandate of the CDC.

If in the instance that RepliCel licenses or collaborates with a third party outside of Licensed Territories, RepliCel will facilitate an introduction of the new collaborator or licensee to Licensee through the CDC. RepliCel will not impede any efforts of Licensee to speak to the new licensee or collaborator.

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**SCHEDULE D**
**MILESTONES**

| LICENSED PRODUCT | MILESTONE | MILESTONE DEADLINE |
|---|---|---|
| RCS-01 | Completion of Phase 2 Clinical Trial | Within eight and a half years (8.5) years of the Commencement Date |
| | First Regulatory Approval to market RCS-01 in any of the Licensed Territories | Within ten years (10) years of the Commencement Date |
| | $1,000,000 in Gross Product Sales | Within 24 months from receipt of all necessary permits and approvals for commercial launch in the Licensed Territories |
| RCT-01 | Completion of Phase 2 Clinical Trial | Within eight and a half years (8.5) years of the Commencement Date |
| | First Regulatory Approval to market RCT-01 in any of the Licensed Territories | Within ten years (10) years of the Commencement Date |
| | $1,000,000 in Gross Product Sales | Within 24 months from receipt of all necessary permits and approvals for commercial launch in the Licensed Territories |
| RCI-02 | Commercial Launch in Hong Kong | Within 12 months from CE mark approval and all necessary commercial approvals for commercial launch in Hong Kong |
| | $1,000,000 in Gross Product Sales | Within 24 months from receipt of all necessary permits and approvals for commercial launch in the Licensed Territories |

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**SCHEDULE E**
**PUT PROCEDURE**

**Definitions:** Defined terms used but not otherwise defined in this Schedule E have the meaning ascribed thereto in the License and Collaboration Agreement dated effective July 10, 2018 (the "**Agreement**") between RepliCel Life Sciences Inc. and YOFOTO (China) Health Industry Co. Ltd. of which this Schedule E forms part. In addition, the following terms shall have the meanings ascribed to them below:

"**Closing Date**" means, subject to Section 3, the date which is one hundred and twenty (120) days following the later of: (i) receipt by RepliCel of the Put Notice (as defined herein), provided that the average of the daily closing prices for the Common Shares for the twenty (20) consecutive trading days immediately preceding the date of the Put Notice exceeds $1.00 per Common Share, and (ii) the date the Payment Trigger Condition (as defined herein) is satisfied, provided that the Licensee has elected to exercise the Put and has delivered the Put Notice to RepliCel.

"**Common Shares**" means the common shares in the capital of RepliCel.

"**Payment Trigger Condition**" means the average of the daily closing prices for the Common Shares for twenty (20) consecutive trading days exceeds $1.00 per Common Share.

"**Promissory Note**" means a promissory note delivered by RepliCel to the Licensee having a principal amount equal to the Purchase Price for the applicable number of Subject Shares as set out in the applicable Put Notice, and having a maturity date equal to the date that is one hundred and twenty (120) days following satisfaction of the Payment Trigger Condition.

"**Purchase Price**" means either: (a) a cash payment in an amount equal to the number of Subject Shares subject to the Put multiplied by the Share Price, or (b) the Promissory Note.

"**Share Price**" means $0.95 per Subject Share.

"**Time of Closing**" means 10:00 a.m. (Vancouver time) or such other time as the Parties may mutually agree in writing on the Closing Date.

**Put Terms**:

1. The number of Subject Shares that may be Put to RepliCel for each Licensed Product in accordance with Section 7.6 of the Agreement shall be no greater than 1,785,966.

2. To exercise the Put, the Licensee must give written notice (in the manner provided in Article 21 of the Agreement) of such exercise to RepliCel within thirty (30) days of the event that provided the Licensee the right to exercise the Put (the "**Put Notice**"). The Put Notice shall set out the number of Subject Shares to be purchased and the Purchase Price. The Put Notice shall be irrevocable upon delivery to RepliCel, and RepliCel shall be obligated to purchase the Subject Shares at the Purchase Price on the Closing Date.

3. In the event that the average of the daily closing prices for the Common Shares for the twenty (20) consecutive trading days immediately preceding the date of receipt of the Put Notice by RepliCel does not exceed $1.00 per Common Share, RepliCel shall have the option, in its sole

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discretion, to deliver to the Licensee on the date that is one hundred and twenty (120) days following receipt by RepliCel of the Put Notice, the Promissory Note, in which case: (a) the Licensee will cease to have any rights as a shareholder of RepliCel with respect to the applicable Subject Shares, and (b) the date of delivery of the Promissory Note will be deemed to be the Closing Date.

4. Unless otherwise mutually agreed in writing by the Parties, the closing of the purchase and sale of the Subject Shares shall occur at RepliCel's head office in Vancouver, British Columbia, at the Time of Closing on the Closing Date.

5. At the Time of Closing:

   a. RepliCel shall pay to the Licensee the Purchase Price for the Subject Shares by either: (i) wire transfer to, or to the order of the Licensee, or as the Licensee may otherwise direct (subject to compliance with applicable laws) of the Purchase Price, or (ii) delivery of the Promissory Note; and

   b. Licensee shall deliver to RepliCel:

      i. a receipt for the Purchase Price;

      ii. the certificate(s) representing the Subject Shares together with one or more stock transfer powers of attorney, duly endorsed by the Licensee for transfer in form acceptable to RepliCel's registrar and transfer agent;

      iii. a representation and warranty from the Licensee that the Licensee is the registered and beneficial owner of the Subject Shares, free and clear of any mortgages, charges or encumbrances;

      iv. a representation and warranty from the Licensee that the Licensee has the power and capacity and good and sufficient right and authority to transfer the legal and beneficial title and ownership of the Subject Shares; and

      v. a representation and warranty from the Licensee that the sale of the Subject Shares to RepliCel by the Licensee will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Licensee or of any agreement, written or oral, to which the Licensee may be a party or by which the Licensee is or may be bound.

6. If RepliCel fails for any reason to deliver to the Licensee the Purchase Price in accordance with Section 5 above, without limiting any other remedies available to the Licensee, the Purchase Price shall accrue interest at a simple rate of interest of 10% per annum.

7. Each of the Parties agrees to execute and deliver all such instruments and other documents, and to do all such other acts and things, as may be necessary or advisable from time to time to give effect fully to the provisions and intent of the Put.

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**SCHEDULE F**
**FORM OF PATENT ASSIGNMENT**

WHEREAS, this Assignment is made and entered into as of ______________________________ (the "**Effective Date**") by and among **[insert name of BC Subsidiary]** ("**Assignee**"), a corporation under the laws of British Columbia, Canada with its principal place of business at **[insert name of BC Subsidiary address]**, and RepliCel Life Sciences Inc. ("**Assignor**"), a corporation under the laws of British Columbia, Canada with its principal place of business at 900 – 570 Granville Street, Vancouver, BC, V6C 3P1 (referred to collectively as the "**Parties**").

ASSIGNOR is the sole owner of record of the inventions and patent rights claimed in the patents listed in **SCHEDULE 1** attached hereto and, in accordance with the terms and conditions of the License and Collaboration Agreement between the Parties, does hereby sell, assign, and transfer to the ASSIGNEE its entire right, title and interest in and to the inventions and patent rights claimed in the Letters Patent identified on the attached SCHEDULE 1, the same to be held and enjoyed, as fully and entirely as the same would have been held and enjoyed by the Assignor has this Assignment not been made.

This Assignment may be executed in two (2) or more copies, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

If any provision or provisions of this Assignment are held to be invalid, illegal or unenforceable, in whole or in part, under any law or regulation, by a court of competent jurisdiction, then such provision or portion of such provision, as appropriate, shall remain in effect only to the extent that it is valid, and the validity, legality and enforceability of the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

No amendment of modification to any of the terms hereof shall be valid or binding upon the Parties unless made in writing and signed by duly authorized representatives of the Parties.

YH

**ASSIGNOR**

**REPLICEL LIFE SCIENCES INC.**

| | |
|---|---|
| By: ______________________ | By: ______________________ |
| Name: ______________________ | Name: ______________________ |
| Title: ______________________ | Title: ______________________ |

**CERTIFICATE**

The undersigned Notary Public certifies that the preceding signature on behalf of the assignor was affixed in his/her presence, is that of

*(full name(s))*

and is authentic, that the said signatory is

*(position/function)*

of

*(assigning firm)*

a body corporate organised and existing under the laws of ______________________, that the said signatory is authorised to execute by himself/herself/themselves alone or commonly industrial property assignment instruments on behalf of the said body corporate on ______________________ and that his/her/their signature is legally binding thereon.

Granted and signed at: ______________________.

This ________ day of ______________________, __________.

______________________
NOTARY PUBLIC

YH

**ASSIGNEE**

**[insert name of BC Subsidiary]**

| | |
|---|---|
| By: ______________________________ | By: ______________________________ |
| Name: ______________________________ | Name: ______________________________ |
| Title: ______________________________ | Title: ______________________________ |

**CERTIFICATE**

The undersigned Notary Public certifies that the preceding signature on behalf of the assignee was affixed in his/her presence, is that of

*(full name(s))*

and is authentic, that the said signatory is

*(position/function)*

of

*(assignee firm)*

a body corporate organised and existing under the laws of ______________________________, that the said signatory is authorised to execute by himself/herself/themselves alone or commonly industrial property assignment instruments on behalf of the said body corporate on ______________________ and that his/her/their signature is legally binding thereon.

Granted and signed at: ______________________________________________________.

This _________ day of ________________________________, ___________.

______________________

NOTARY PUBLIC

YH

**SCHEDULE 1**
**Patents**

| Country | Title | Appl. No. | Filing Date | Patent No. | Patent Date |
|---|---|---|---|---|---|
| | | | | | |
| | | | | | |

YH

**SCHEDULE G**
**FORM OF REVERSION PATENT ASSIGNMENT**

WHEREAS, this Assignment is made and entered into as of ______________________________ (the "**Effective Date**") by and among RepliCel Life Sciences Inc. ("**Assignee**"), a corporation under the laws of British Columbia, Canada with its principal place of business at 900 – 570 Granville Street, Vancouver, BC, V6C 3P1, and **[insert name of BC Subsidiary]** ("**Assignor**"), a corporation under the laws of British Columbia, Canada with its principal place of business at **[insert name of BC Subsidiary address]**, (referred to collectively as the **"Parties"**).

ASSIGNOR, is the sole owner of record of the inventions and patent rights described and claimed in the patents listed in **SCHEDULE 1** attached hereto and, in accordance with the terms and conditions of the License and Collaboration Agreement between the Parties does hereby sell, assign, and transfer to the ASSIGNEE its entire right, title and interest, in and to the inventions claimed in the Letters Patent identified on the attached SCHEDULE 1, the same to be held and enjoyed, as fully and entirely as the same would have been held and enjoyed by the Assignor has this Assignment not been made.

This Assignment may be executed in two (2) or more copies, each of which shall be deemed original, but all of which together shall constitute one and the same instrument.

If any provision or provisions of this Assignment are held to be invalid, illegal or unenforceable, in whole or in part, under any law or regulation, by a court of competent jurisdiction, then such provision or portion of such provision, as appropriate, shall remain in effect only to the extent that it is valid, and the validity, legality and enforceability of the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

No amendment of modification to any of the terms hereof shall be valid or binding upon the Parties unless made in writing and signed by duly authorized representatives of the Parties.

PB YH

**ASSIGNOR**

**[INSERT NAME OF BC SUBSIDIARY]**

By: ______________________ By: ______________________

Name: ______________________ Name: ______________________

Title: ______________________ Title: ______________________

**CERTIFICATE**

The undersigned Notary Public certifies that the preceding signature on behalf of the assignor was affixed in his/her presence, is that of ______________________

*(full name(s))*

and is authentic, that the said signatory is ______________________

*(position/function)*

of ______________________

*(assigning firm)*

a body corporate organised and existing under the laws of ______________________, that the said signatory is authorised to execute by himself/herself/themselves alone or commonly industrial property assignment instruments on behalf of the said body corporate on______________________ and that his/her/their signature is legally binding thereon.

Granted and signed at: ______________________.

This __________ day of ______________________, ___________.

______________________

NOTARY PUBLIC

YH

**ASSIGNEE**

**REPLICEL LIFE SCIENCES INC.**

| | |
|---|---|
| By: ____________________ | By: ____________________ |
| Name: ____________________ | Name: ____________________ |
| Title: ____________________ | Title: ____________________ |

**CERTIFICATE**

The undersigned Notary Public certifies that the preceding signature on behalf of the assignee was affixed in his/her presence, is that of ____________________

*(full name(s))*

and is authentic, that the said signatory is ____________________

*(position/function)*

of ____________________

*(assignee firm)*

a body corporate organised and existing under the laws of ____________________, that the said signatory is authorised to execute by himself/herself/themselves alone or commonly industrial property assignment instruments on behalf of the said body corporate on____________________ and that his/her/their signature is legally binding thereon.

Granted and signed at: ____________________.

This _________day of ____________________, __________.

____________________

NOTARY PUBLIC

FB

YH

**SCHEDULE 1**

**Patents**

| Country | Title | Appl. No. | Filing Date | Patent No. | Patent Date |
|---|---|---|---|---|---|
| | | | | | |
| | | | | | |

YH

CW12169255.24

**SCHEDULE H**
**TECHNOLOGY TRANSFER PLAN**

The initial transfer of RepliCel technology being licensed to YOFOTO will be done over a period of ten to twelve (10-12) months, which period may be extended by YOFOTO upon written request, following the final closing and approval of the agreement and will be governed by the joint Technology Transfer Committee as a sub-committee of the Co-Development Committee ("**CDC**").

The initial Technology Transfer Committee ("**TTC**") will be comprised of the following people (or their appointed alternative):

RepliCel:

- Dr. Rainer Marksteiner (manufacturing)
- Dr. Petra Ruek (European clinical/regulatory)
- Darrell Panich (Canadian clinical/regulatory)

YOFOTO:

- Dr. Anthony Chan (Chief Technology Officer)
- Quality assurance and regulatory responsible personnel
- Clinical research associate (registered nurse)

The CDC will govern the mandate and reporting mechanisms of the TTC that shall generally be charged with implementing all necessary technology transfer from time-to-time as required by the License and Collaboration Agreement between the Parties. This technology transfer may occur in stages as is determined and mandated by the CDC. Each Party to the Agreement may change their representatives to the TTC as agreed to by the CDC.

The Parties agree to the overall schedule and plan for the initial technology transfer subject to any changes which the CDC may make to the plan in the future.

RepliCel shall transfer the Licensed Know-How and Information to YOFOTO in order to allow Licensee to perform its obligations under this Agreement. For greater certainty, RepliCel shall transfer the Licensed Know-How and Information to Licensee in accordance with all the terms of this Agreement, specifically Article 3.

"**Licensed Know-How**" and "**Information**" shall carry the meaning assigned in the Definitions section of this Agreement.

The timing, schedule, and execution of the Technology Transfer shall be determined by the TTC as approved by the CDC. The plan included in this document is intended to be an outline of Technology Transfer.

YH

**PERSONNEL**

While the specific personnel involved in the Technology Transfer may change, at the time of this Agreement the following people are identified as personnel who will assigned roles in the Technology Transfer as RepliCel employees, agents, or contractors:

- Lee Buckler (overall strategy and execution)
- Rolf Hoffmann (biopsy & injection, clinical trial design)
- Kevin McElwee (dissection, cell culture, testing, research, process development)
- Rainer Marksteiner (manufacturing, testing (QC/QA), product development, logistics)
- Petra Ruek (clinical, testing, QC/QA, regulatory)
- Darrell Panich (clinical, regulatory, documentation, project management)
- Gigi Leung (dissection, cell culture, testing)

While the specific personnel involved in the Technology Transfer may change, at the time of this Agreement the following people are identified as personnel who will assigned roles in the Technology Transfer as YOFOTO employees, agents, or contractors:

- Dr. Anthony Chan (overall strategy and execution, manufacturing, cell culture and testing, clinical design, quality assurance management)
- Quality assurance and regulatory responsible personnel
- Clinical research associate (registered nurse)

**INITIAL INTRODUCTIONS, REVIEW, AND STRATEGY (EUROPE)**

The proposed timing of this meeting is as soon as possible after the signing of the Agreement and before it has been finally approved.

*Innsbruck, Austria (Focus on cell therapies: RCT & RCS)*

Day 1: Introductions, facility tour, and overview of cell manufacturing and quality management

Day 2: Facility design, manufacturing and quality management review

Day 3: Review of pre-clinical and clinical data and discussion of regulatory submissions and strategy

Day 4: Strategic discussion (clinical trial design, manufacturing, logistics, tech transfer)

*Feldkirch, Austria (Focus on dermal injector: RCI-02)*

Day 5: Travel to Feldkirch, Austria, Tour of AMI Facility, and Introductions to AMI & AoT

Day 6: Dermal Injector Review & Market Authorization Strategic Discussion

YH

**INITIAL DOCUMENT EXCHANGE (RCS & RCT)**

Within six (6) weeks of the Agreement having received all the necessary approvals and the transaction being closed, the following shall be transferred to YOFOTO (or its appointees) by RepliCel (or its appointees) as it relates to RepliCel's RCT and RCS cell therapies:

- All pre-clinical, clinical, and manufacturing data, clinical trial data and documentation necessary for YOFOTO's regulatory submissions in Greater China
- All procedural manuals (injection, biopsy, etc) for the successful isolation of NBDS, culturing of NBDS with specific culture medium, culture of NBDS to pass all the quality control testing, cultured NBDS being cryopreserved and transported to the clinical application sites, injection of NBDS to targeted tissues.
- All Standard Operating Procedures of Quality Management System compiled with GMP/PICS, GMP standard

**INITIAL MANUFACTURING TRAINING IN RESEARCH LAB (VANCOUVER)**

Week 1

- Introductions to lab and clinic
- Introductions to personnel
- Building security cards and keys
- UBC lab safety session (required for all visiting personnel)
- Discussion of Technology Transfer plans, schedule and details; make any necessary revision
- Observe on-going lab research to familiarize with general lab protocols
- Discussion session on SOPs (familiarization with protocols)
- Observe tissue dissection process and plating in culture media
- Conduct tissue dissection process and plate tissues
- Review and discussion session on cell culture media and ingredients
- Review and discussion session on current research data (microarray etc)
- Monitor cell cultures and start of cell culture SOPs

Week 2

- Conduct additional tissue dissection process and plate tissues
- Monitor cell cultures and continue culture SOPs

Week 3

- Review and discussion session on current ongoing research data
- Visit to RepliCel office and discussion of research & development collaboration plans
- Monitor cell cultures and continue culture SOPs

YH

Week 4

- Conduct additional tissue dissection process and plate tissues
- Monitor cell cultures and continue culture SOPs
- Review and discussion of quality control techniques used for next-phase trials
- Review and discussion of adapting quality control techniques for Greater China
- Visit to RepliCel office for discussion of Greater China clinical and manufacturing plans

Week 5

- Monitor cell cultures and continue culture SOPs
- Complete cell cultures of the initial tissues dissected in week 1
- Conduct basic quality control procedures
- Development of final plans for collaborative lab research and development tech transfer

**MANUFACTURING TRAINING IN GMP FACILITY (INNSBRUCK)**

Week 1

- Introduction to lab
- Introduction to personnel
- Discussion of plans for the time in Innsbruck and any changes required
- Observe ongoing lab research to familiarize with general lab protocols (non-GMP)
- Review and discussion session on SOPs and Quality system management from the Innsbruck (GMP) perspective
- Introduction and training in facility GMP procedures
- Conduct cell culture media preparation SOPs
- Conduct tissue dissection process and plate tissues

Week 2

- Monitor cell cultures and start of cell culture SOPs
- Introduction to SOPs related to receipt of biopsy and QC testing
- Conduct biopsy receipt & testing SOPs

YH

Week 3

- Conduct tissue dissection process and plate tissues
- Monitor cell cultures and conduct cell culture SOPs
- Strategic review and discussions with Drs. Rainer Marksteiner, Petra Rueck, Rolf Hoffmann and Kevin McElwee
- Review and discussion of SOPs related to final product testing and shipping

Week 4

- Conduct tissue dissection process and plate tissues
- Monitor cell cultures and conduct cell culture SOPs
- Assist with cell analysis protocols (non-GMP)

Week 5

- Monitor cell cultures and conduct cell culture SOPs
- Cell harvesting process using week 1 cultures (also week 2 cultures if they are ready and possibly other cultures previously set up)
- Conduct of SOPs related to final product testing and shipping
- Review and discuss SOPs (comments, questions)

**CLNICAL SITE and/or CLINICAL CRO VISIT**

As determined necessary by the TTC, the Parties may arrange visits to the clinical trial sites and/or clinical research organizations responsible for managing the conduct of the phase 1 studies in Canada and/or Germany to review documentation related to the clinical trial conducted in Germany and/or Canada, as well as to discuss the design of clinical trials to be conducted in Greater China.

**BIOPSY TRAINING**

Once a clinical trial application has been approved in Greater China (likely Hong Kong first), and after completion of the training done in Vancouver and Innsbruck, RepliCel will set up a clinical training session lead by Dr. Rolf Hoffmann to train the appropriate clinical personnel (Principal Investigator, clinical assistant, etc) on all biopsy-related procedures.

YH

**SCHEDULE I**
**FORM OF ANCILLARY AGREEMENT**

**♦ B.C. LTD.**

**and**

**REPLICEL LIFE SCIENCES INC.**
**and**

**YOFOTO (CHINA) HEALTH INDUSTRY CO. LTD.**

**ANCILLARY AGREEMENT**
**♦, 2018**

YH

## ANCILLARY AGREEMENT

Ancillary Agreement dated ♦, 2018 among ♦ B.C. Ltd. (the "**Corporation**"), RepliCel Life Sciences Inc. (the "**RepliCel**") and Yofoto (China) Health Industry Co. Ltd. ("**Yofoto**") (each of the Corporation, RepliCel and Yofoto, a "**Party**" and together, the "**Parties**").

**RECITALS**:

A. RepliCel has been engaged in research during the course of which it has invented and developed the Licensed Technology.

B. Pursuant to a License and Collaboration Agreement, dated July 10, 2018 (the "**License Agreement**") Yofoto has been granted an exclusive right to use the Licensed Technology (within the Licensed Territories and the Licensed Fields of Use) to obtain Regulatory Approvals for the Licensed Products and then to make, and have made, Licensed Products with a view to selling the Licensed Products in the Licensed Territories during the Term of the License Agreement.

C. As Licensed Patent Rights are issued, RepliCel shall assign these Licensed Patent Rights to the Corporation. All assignments will be subject to reversion to RepliCel in case of certain Reversion Events as set out in the License Agreement.

**NOW THEREFORE THIS AGREEMENT WITNESSES** that in consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the Parties agree as follows:

### ARTICLE 1
### INTERPRETATION

Section 1.1 Defined Terms.

Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given to them in License Agreement.

Section 1.2 Headings, etc.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect its interpretation.

Section 1.3 Statutory References.

Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as they may have been or may from time to time be amended, re-enacted or superseded.

YH

## ARTICLE 2
## TERMS OF AGREEMENT

Section 2.1 Number and Nomination of Directors.

The Corporation and Yofoto shall cause one director of the Corporation nominated by RepliCel (the "**RepliCel Director**") to be appointed or elected as a director of the board of directors (the "**Board**") of the Corporation for so long as the Corporation holds any Issued Patents that have been assigned pursuant to a Patent Assignment.

Section 2.2 Replacement of Nominees.

RepliCel may replace any RepliCel Director nominated by it at any time and from time to time and the other Parties shall do all things necessary to enable such new nominee to take the place of the prior nominee.

Section 2.3 Meetings of the Board.

(1) The Board shall hold regular meetings on a ♦ [insert frequency] basis. The secretary of the Corporation (the "**Secretary**") shall give not less than ten (10) days' notice to the RepliCel Director of such regular meetings.

(2) Each notice of a meeting shall include an itemized agenda prepared by the Secretary in the case of a regular meeting, but any additional matters may be considered with the consent of all directors present. The Secretary shall prepare minutes of all meetings, including any rescheduled meeting, and shall distribute a copy of such minutes to the RepliCel Director.

(3) The RepliCel Director may attend meetings of the Board by telephone or video conference as long as all participants are able to hear and speak to each other and decisions are confirmed in writing by the RepliCel Directors.

(4) A quorum for the transaction of business at any meeting of the Board shall be all of the directors of the Board. If a quorum is not present at the commencement of a Board meeting, then the directors present may not transact any business and such directors shall be deemed to have adjourned such meeting to the same time and place two (2) business days following the date of the original called meeting and at the adjourned meeting those directors who are present shall constitute a quorum.

Section 2.4 Restrictions.

(1) In addition to any other approvals required under the Corporation's constating documents or applicable law, the Corporation and Yofoto, as applicable, shall not undertake or proceed with any of the following matters without the prior written consent of RepliCel:

(a) the entry into by the Corporation of any material agreement relating to any of the Issued Patents;

(b) the sale, lease, transfer, mortgage, pledge or other disposition of any of the Issued Patents or any rights thereto;

YH

(c) any amendment to the constating documents of the Corporation that would have a material adverse effect on the rights of RepliCel under this Agreement;

(d) the consolidation, merger, amalgamation, business combination or similar transaction involving the Corporation and any other company, association, partnership or other legal entity;

(e) the transfer, sale, assignment, transfer, exchange, gift, donation, pledge, hypothecation, encumbrance, alteration or other disposition of any shares of the Corporation owned by Yofoto or any affiliate of Yofoto (as such term is defined in the *Business Corporations Act* (British Columbia))(an "**Affiliate**") other than to an Affiliate of such party (the "**Permitted Transferee**"), provided, however, that in any such event any shares so transferred in the hands of each such Permitted Transferee shall remain subject to the provisions of this Agreement; and

(f) the dissolution, winding-up or liquidation of the Corporation, the institution of proceedings to be adjudicated a bankrupt or insolvent under the *Bankruptcy and Insolvency Act* (Canada), the consenting to the institution of such proceedings against the Corporation, the consenting to the institution of bankruptcy or insolvency proceedings against the Corporation under the *Bankruptcy and Insolvency Act* (Canada) or any other analogous laws, the consenting to the filing of any such petition or to the appointment of a receiver or receiver-manager of the property of the Corporation, the making of a general assignment for the benefit of creditors, the filing of a proposal to settle payments of creditors' liabilities under the *Companies' Creditors Arrangement Act*, the admission in writing of the insolvency of the Corporation, or the taking of any corporate action in furtherance of any of the aforesaid purposes.

Section 2.5 License Agreement

The Parties agree that any breach of this Agreement shall constitute a material breach of the License Agreement for the purposes of Article 19 of the License Agreement.

## ARTICLE 3
## GENERAL MATTERS

Section 3.1 Notice.

(1) Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada, the notice to the following address or number:

(a) To the Corporation at:

♦

Attention: ♦
Telephone: ♦
Facsimile: ♦
Email: ♦

YH

With a copy, which shall not constitute notice to:

♦
Attention: ♦
Telephone: ♦
Facsimile: ♦
Email: ♦

(b) To RepliCel at:

900 - 570 Granville Street
Vancouver, BC V6C 3P1
Attention: R. Lee Buckler
Telephone: (604) 248-8693
Facsimile: 303 790 3885
Email: lee@replicel.com

With a copy, which shall not constitute notice to:

Clark & Wilson LLP
900-885 West Georgia Street
Vancouver, BC V6C 3H1
Attention: Virgil Z. Hlus
Telephone: (604) 891-7707
Facsimile: (604) 687-6314
Email: vhlus@cwilson.com

(c) To Yofoto at:

♦
Attention: ♦
Telephone: ♦
Facsimile: ♦
Email: ♦

With a copy, which shall not constitute notice, to:

Dentons Canada LLP
20th Floor, 250 Howe Street
Vancouver, BC V6C 3R8
Attention: L.K. Larry Yen
Telephone: (604) 691-6454
Facsimile: (604) 683-5214
Email: larry.yen@dentons.com

RB YH

(2) Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be.

(3) Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

Section 3.2 Time of the Essence.

Time shall be of the essence of this Agreement.

Section 3.3 Third Party Beneficiaries.

The Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties. No Person, other than the Parties, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum. The Parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a Party, without notice to or consent of that Person.

Section 3.4 No Agency or Partnership.

Nothing contained in this Agreement makes or constitutes any Party, or any of its directors, officers or employees, the representative, agent, principal, partner, joint venturer, employer, employee of any other Party. It is understood that no Party has the capacity to make commitments of any kind or incur obligations or liabilities binding upon any other Party.

Section 3.5 Amendments.

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by all of the Parties.

Section 3.6 Waiver.

(1) No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party's failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

(2) If a Party waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

FB YH

Section 3.7 Entire Agreement.

This Agreement, together with the License Agreement and the Purchase Agreement between RepliCel and Yofoto (the "**Purchase Agreement**"), constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement or in the License Agreement and the Purchase Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement, except as set out herein or in the License Agreement and the Purchase Agreement.

Section 3.8 Successors and Assigns.

(1) This Agreement becomes effective only when executed by all of the Parties. After that time, it is binding on and enures to the benefit of the Parties and their respective heirs, administrators, executors, legal personal representatives, successors and permitted assigns.

(2) Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Parties.

Section 3.9 Further Assurances.

The Parties agree to execute and deliver such further and other papers, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, and do and perform and cause to be done and performed, such further and other acts and things that may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

Section 3.10 Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, by an arbitrator or any court of competent jurisdiction from which no appeal exists or is taken, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 3.11 Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Section 3.12 Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument. The Party sending the facsimile transmission will also deliver the original signed counterpart to the other Parties, however, failure to deliver the original signed counterpart shall not invalidate this Agreement.

Section 3.13 Specific Performance and other Equitable Rights

The Parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any Party and any such breach would cause the non-breaching Parties irreparable harm. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by one of the Parties, any non-breaching Party will also be entitled, without the requirement of posting a bond or other security, to such equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

**IN WITNESS WHEREOF** the Parties have executed this Agreement as of the date first written above.

**♦ B.C. LTD.**

By: ____________________________

Authorized Signing Officer

**REPLICEL LIFE SCIENCES INC.**

By: ____________________________

Authorized Signing Officer

**YOFOTO (CHINA) HEALTH INDUSTRY CO. LTD.**

By: ____________________________

Authorized Signing Officer

By: ____________________________

Authorized Signing Officer